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Exhibit 10.14

JANUS 401(K), PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN

Amended and Restated as of January 1, 2009

1.25	"Fiscal Year"	8
1.26	"Forfeiture"	8
1.27	"Former Participant"	8
1.28	"415 Compensation"	8
1.29	"414(s) Compensation"	9
1.30	"Highly Compensated Employee"	9
1.31	"Highly Compensated Participant"	10
1.32	"Hour of Service"	10
1.33	"Investment Manager"	10
1.34	"Janus Stock Fund" ("JNS Fund")	10
1.35	"Janus Mutual Fund"	10
1.36	"Key Employee"	11
1.37	"Late Retirement Date"	11
1.38	"Leased Employee"	11
1.39	"Non-Elective Contribution"	12
1.40	"Non-Highly Compensated Participant"	12
1.41	"Non-Key Employee"	12
1.42	"Normal Retirement Age"	12
1.43	"Normal Retirement Date"	12
1.44	"1-Year Break in Service"	12
1.45	"Other Investments Account"	13
1.46	"Participant"	13
1.47	"Participant Direction Procedures"	13
1.48	"Participant's Account"	13
1.49	"Participant's Combined Account"	13
1.50	"Participant's Directed Account"	13
1.51	"Participant's Elective Account"	13

1.52	"Participant's Rollover Account"	13
1.53	"Participant's Transfer Account"	13
1.54	A "Payroll Withholding Agreement"	14
1.55	"Plan," "Plan and Trust" and "Trust"	14
1.56	"Plan Year"	14
1.57	"Pre-Tax Elective Deferral Account"	15
1.58	"Pre-Tax Elective Deferrals"	15
1.59	"Qualified Non-Elective Contribution"	15
1.60	"Regulation"	15
1.61	"Roth Elective Deferral Account"	15
1.62	"Roth Elective Deferrals"	15
1.63	"Retired Participant"	15
1.64	"Retirement Date"	15
1.65	"Terminated Participant"	15
1.66	"Top Heavy Plan"	15
1.67	"Top Heavy Plan Year"	15
1.68	"Top-Paid Group"	15
1.69	"Total and Permanent Disability"	16
1.70	"Trustee"	16
1.71	"Trust Fund"	16
1.72	"Valuation Date"	16
1.73	"Vested"	16
1.74	"Year of Service"	16
ARTICLE II ADMINISTRATION
2.1	ADMINISTRATOR	16
2.2	POWERS AND DUTIES OF THE ADMINISTRATOR	17
2.3	ACTIONS OF THE ADMINISTRATOR	17

2.4	RELIANCE ON ADMINISTRATOR AND PLAN SPONSOR	17
2.5	REPORTS TO PARTICIPANTS	18
2.6	BOND	18
2.7	COMPENSATION OF ADMINISTRATOR	18
2.8	CLAIMS PROCEDURE	18
2.9	UNCLAIMED BENEFITS	18
2.10	FIDUCIARY RESPONSIBILITY	19
2.11	EXPENSES OF ADMINISTRATION	19
2.12	DISTRIBUTION AUTHORITY	19
2.13	MEMBER'S COMPENSATION, EXPENSES	20
2.14	TERM	20
2.15	POWERS	20
2.16	GENERAL	20
2.17	FUNDING POLICY	21
2.18	MANNER OF ACTION	21
2.19	AUTHORIZED REPRESENTATIVE	21
2.20	INTERESTED MEMBER	21
2.21	UNCLAIMED ACCOUNT PROCEDURE	21
2.22	INVESTMENT MANAGER	22
ARTICLE III ELIGIBILITY
3.1	CONDITIONS OF ELIGIBILITY	22
3.2	EFFECTIVE DATE OF PARTICIPATION	22
3.3	DETERMINATION OF ELIGIBILITY	23
3.4	TERMINATION OF ELIGIBILITY	23
3.5	OMISSION OF ELIGIBLE EMPLOYEE	23
3.6	INCLUSION OF INELIGIBLE EMPLOYEE	23
3.7	REHIRED EMPLOYEES AND BREAKS IN SERVICE	23

ARTICLE IV CONTRIBUTION AND ALLOCATION
4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION	24
4.2	PARTICIPANT'S SALARY REDUCTION ELECTION	25
4.3	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION	29
4.4	ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS	29
4.5	ACTUAL DEFERRAL PERCENTAGE TESTS	32
4.6	ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS	35
4.7	ACTUAL CONTRIBUTION PERCENTAGE TESTS	38
4.8	ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS	39
4.9	MAXIMUM ANNUAL ADDITIONS	41
4.10	ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS	44
4.11	PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS	45
4.12	ROLLOVERS FROM OTHER PLANS	46
4.13	DIRECTED INVESTMENT ACCOUNT	47
4.14	QUALIFIED MILITARY SERVICE	48
ARTICLE V FUNDING AND INVESTMENT POLICY
5.1	GENERAL POWERS OF THE ADMINISTRATOR	48
5.2	DIRECTION OF INVESTMENT	49
5.3	VALUATION PROCEDURE	50
5.4	ESOP DIVERSIFICATION	51
5.5	RESERVED.	51
5.6	DIVIDENDS	51
ARTICLE VI VALUATIONS
6.1	VALUATION OF THE TRUST FUND	51
6.2	METHOD OF VALUATION	52

ARTICLE VII DETERMINATION AND DISTRIBUTION OF BENEFITS
7.1	DETERMINATION OF BENEFITS UPON RETIREMENT	52
7.2	DETERMINATION OF BENEFITS UPON DEATH	52
7.3	DETERMINATION OF BENEFITS IN EVENT OF DISABILITY	54
7.4	DETERMINATION OF BENEFITS UPON TERMINATION	54
7.5	DISTRIBUTION OF BENEFITS	55
7.6	HOW PLAN BENEFIT WILL BE DISTRIBUTED	57
7.7	REQUIRED MINIMUM DISTRIBUTIONS	57
7.8	DISTRIBUTION FOR MINOR OR INCOMPETENT INDIVIDUAL	60
7.9	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	60
7.10	PRE-RETIREMENT DISTRIBUTION	60
7.11	ADVANCE DISTRIBUTION FOR HARDSHIP	60
7.12	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION	62
7.13	CORRECTIVE DISTRIBUTIONS	62
ARTICLE VIII TRUSTEE
8.1	BASIC RESPONSIBILITIES OF THE TRUSTEE	62
8.2	INVESTMENT POWERS AND DUTIES OF THE TRUSTEE	63
8.3	OTHER POWERS OF THE TRUSTEE	64
8.4	LOANS TO PARTICIPANTS	66
8.5	VOTING COMPANY STOCK	67
8.6	DUTIES OF THE TRUSTEE REGARDING PAYMENTS	68
8.7	TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES	68
8.8	ANNUAL REPORT OF THE TRUSTEE	68
8.9	AUDIT	69
8.10	RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE	69
8.11	TRANSFER OF INTEREST	70

8.12	TRUSTEE INDEMNIFICATION	70
8.13	DIRECT ROLLOVER	70
ARTICLE IX AMENDMENT, TERMINATION AND MERGERS
9.1	AMENDMENT	71
9.2	TERMINATION	72
9.3	MERGER, CONSOLIDATION OR TRANSFER OF ASSETS	72
ARTICLE X TOP HEAVY
10.1	TOP HEAVY PLAN REQUIREMENTS	72
10.2	DETERMINATION OF TOP HEAVY STATUS	72
ARTICLE XI MISCELLANEOUS
11.1	PARTICIPANT'S RIGHTS	74
11.2	ALIENATION	75
11.3	CONSTRUCTION OF PLAN	75
11.4	GENDER AND NUMBER	75
11.5	LEGAL ACTION	76
11.6	PROHIBITION AGAINST DIVERSION OF FUNDS	76
11.7	EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE	76
11.8	INSURER'S PROTECTIVE CLAUSE	76
11.9	RECEIPT AND RELEASE FOR PAYMENTS	77
11.10	ACTION BY THE EMPLOYER	77
11.11	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY	77
11.12	HEADINGS	77
11.13	ELECTRONIC MEDIA	77
11.14	PLAN CORRECTION	78
11.15	APPROVAL BY INTERNAL REVENUE SERVICE	78
11.16	UNIFORMITY	78

11.17	SECURITIES AND EXCHANGE COMMISSION APPROVAL	78
ARTICLE XII PARTICIPATING EMPLOYERS
12.1	ADOPTION BY OTHER EMPLOYERS	78
12.2	REQUIREMENTS OF PARTICIPATING EMPLOYERS	79
12.3	DESIGNATION OF AGENT	79
12.4	EMPLOYEE TRANSFERS	79
12.5	PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES	79
12.6	AMENDMENT	79
12.7	DISCONTINUANCE OF PARTICIPATION	79
12.8	ADMINISTRATOR'S AUTHORITY	80

JANUS 401(K), PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN

        THIS AGREEMENT, hereby made and entered into this day of                                    , by and between Janus Capital Group Inc. (herein referred to as the "Employer") and The Charles Schwab Trust Company (herein referred to as the "Trustee").

WITNESSETH:

        WHEREAS, the Employer heretofore established the Stilwell Financial Inc. Employee Stock Ownership Plan, originally effective October 1, 1999, and the Stilwell Financial Inc. 401(k) and Profit Sharing Plan, originally effective July 12, 2000, which plans were amended and restated into the Stilwell Financial Inc. 401(k), Profit Sharing and Employee Stock Ownership Plan (the "Plan"), as amended and restated effective November 1, 2001. The undersigned plan document is an amendment and restatement of said Plan effective as of January 1, 2007; and

        WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment, if the provisions of the Plan affecting the Trustee are amended; and

        WHEREAS, contributions to the Plan will be made by the Employer and such contributions made to the trust will be invested primarily in the capital stock of the Employer;

        NOW, THEREFORE, effective January 1, 2007, except as otherwise provided, the Employer and the Trustee in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amend the Plan in its entirety and restate the Plan to provide as follows:

BACKGROUND

        The general purpose of this Plan and Trust is to provide, in accordance with its provisions, a tax qualified, defined contribution plan providing retirement and related benefits for eligible employees of the Company, Janus Capital Group Inc. Among others, it is a purpose of this Plan to align the economic interests of the Company and its employees by making available to those who are eligible to participate in the Plan a tax advantaged opportunity to acquire equity in the Company through investment in the JNS Fund and to acquire shares of any or all of the retail mutual funds to which the Company is an advisor.

        Stilwell Financial Inc. established, effective as of July 12, 2000, the Stilwell Financial Inc. 401(k) and Profit Sharing Plan ("401(k) Plan") for the administration and distribution of (i) amounts transferred to the 401(k) Plan from the Kansas City Southern Industries, Inc. 401(k) Plan and the Kansas City Southern Industries, Inc. Profit Sharing Plan on behalf of current and former employees of Stilwell Financial Inc. and its subsidiaries and (ii) contributions to be made by the Employers for the purpose of providing retirement benefits to eligible employees of Stilwell Financial Inc. and its subsidiaries.

        Immediately prior to July 12, 2000, Stilwell Financial Inc. and its subsidiaries were members of the controlled group of corporations (within the meaning of Code § 414(b)) that included Kansas City Southern Industries, Inc. As of July 12, 2000, all of the shares of Stilwell Financial Inc. held by Kansas City Southern Industries, Inc. were distributed to the shareholders as a spin off dividend and Stilwell Financial Inc. and its subsidiaries thereby ceased to be members of the controlled group of corporations that included Kansas City Southern Industries Inc.

        Prior to July 12, 2000, eligible employees of Stilwell Financial Inc. participated in the Kansas City Southern Industries, Inc. 401(k) Plan and the Kansas City Southern Industries, Inc. Profit Sharing Plan. As of the July 12, 2000, the Kansas City Southern Industries, Inc. 401(k) Plan was split into two separate plans: (1) a 401(k) plan, together with a profit sharing plan component, providing benefits to eligible employees of Stilwell Financial Inc. and its subsidiaries, to which were transferred the assets of the Kansas City Southern Industries, Inc. 401(k) Plan and the Kansas City Southern Industries, Inc. Profit Sharing Plan allocable to employees and former employees of Stilwell Financial Inc. and its subsidiaries, and which is known as the Stilwell Financial Inc. 401(k) and Profit Sharing Plan; and (2) a 401(k) plan providing benefits to employees of Kansas City Southern Industries Inc. and certain of its affiliates other than Stilwell Financial Inc. and its subsidiaries, and which continued to be known as the Kansas City Southern Industries, Inc. 401(k) Plan. As of July 12, 2000, Kansas City Southern Industries, Inc. also continued to maintain the Kansas City Southern Industries, Inc. Profit Sharing Plan, which continued to hold assets allocable to employees and former employees of Kansas City Southern Industries, Inc. and certain of its affiliates other than Stilwell Financial Inc. and its subsidiaries.

        Effective as of July 12, 2000, employees of Stilwell Financial Inc. and its subsidiaries ceased to be eligible to continue active participation in the Kansas City Southern Industries, Inc. Plans. Effective as of July 12, 2000, the 401(k) Plan was established by Stilwell Financial Inc. as a successor to the Kansas City Southern Industries, Inc. Plans to provide retirement benefits for eligible employees who continue employment with or become employed by Stilwell Financial Inc. and its subsidiaries following July 12, 2000.

        Prior to January 1, 2001, Janus Capital Corporation sponsored the Janus Capital Corporation Profit Sharing Plan in which eligible employees of Janus Capital Corporation, Janus Service Corporation and Janus Capital International Limited (collectively, "Janus") participated, and Berger LLC sponsored the Berger 401(k) Profit Sharing Plan in which eligible employees participated. Effective as of January 1, 2001, the Janus Capital Corporation Profit Sharing Plan and the Berger 401(k) Profit Sharing Plan were merged into the 401(k) Plan.

        The provisions of the 401(k) Plan, as previously amended and restated effective as of January 1, 2001, apply to an Employee who is employed by an Employer on or after January 1, 2001, and to any other Employee (i) who was employed by an Employer before July 12, 2000, whose Account was transferred from either of the Kansas City Southern Industries, Inc. Plans to this Plan and who continues to have an Account in this Plan as of January 1, 2001, or (ii) who was employed by an Employer before January 1, 2001, and whose Account was transferred from the Janus Capital Corporation Profit Sharing Plan or the Berger 401(k) Profit Sharing Plan to the 401(k) Plan. If a Participant whose Account was transferred from either of the Kansas City Southern Industries, Inc. Plans to the 401(k) Plan as of July 12, 2000, terminated employment from his last Employer prior to such date, or if a Participant whose Account is transferred from the Janus Capital Corporation Profit Sharing Plan or the Berger Plan to the 401(k) Plan as of January 1, 2001, terminated employment from his last Employer prior to January 1, 2001, the terms of this Plan, as amended and restated effective as of January 1, 2001, shall govern the maintenance and distribution of such Participant's Account on and after January 1, 2001, and the terms of this Plan shall govern the maintenance and distribution of his Account on and after November 1, 2001, but in all other respects the benefits to which such Participant is entitled shall be determined under the terms of the Kansas City Southern Industries, Inc. 401(k) Plan, Kansas City Southern Industries, Inc. Profit Sharing Plan, Janus Capital Corporation Profit Sharing Plan or Berger 401(k) Profit Sharing Plan, as applicable, as in effect on the date of the Employee's termination of employment.

        Stilwell Financial Inc. established, effective as of October 1, 1999, the Stilwell Financial Inc. Employee Stock Ownership Plan for the administration and distribution of (i) accounts transferred to the Plan from the Kansas City Southern Industries, Inc. Employee Stock Ownership Plan on behalf of current and former employees of Stilwell Financial Inc. and its subsidiaries, and (ii) contributions to be made by the Employers that are members of the Stilwell Financial Inc. for the purpose of providing retirement benefits to eligible employees.

        As of October 1, 1999, and thereafter through the period ending immediately prior to July 12, 2000, the members of the Stilwell Financial Inc. were members of the controlled group of corporations (within the meaning of Code § 414(b)) that includes Kansas City Southern Industries, Inc. As of July 12, 2000, all of the shares of Stilwell Financial Inc. held by Kansas City Southern Industries, Inc. were distributed to the shareholders of Kansas City Southern Industries, Inc. as a spin off dividend (such transaction being referred to herein as the "Spinoff') and the members of the Stilwell Group thereby ceased to be members of the controlled group of corporations that includes Kansas City Southern Industries, Inc.

        Prior to October 1, 1999, eligible employees of Stilwell Financial Inc. participated in the Kansas City Southern Industries, Inc. Employee Stock Ownership Plan. As of October 1, 1999, the Kansas City Southern Industries, Inc. Employee Stock Ownership Plan was split into two separate plans: (1) an employee stock ownership plan providing benefits to eligible employees of Stilwell Financial Inc., to which were transferred the assets of the Kansas City Southern Industries, Inc. Employee Stock Ownership Plan allocable to employees and former employees of Stilwell Financial Inc., and which is known as the Stilwell Financial Inc. Employee Stock Ownership Plan ("ESOP"); and (2) an employee stock ownership plan providing benefits to employees of Kansas City Southern Industries, Inc. and certain of its affiliates, which continued to hold the assets of the Kansas City Southern Industries, Inc. Employee Stock Ownership Plan allocable to eligible employees and former employees, and which continued to be known as the Kansas City Southern Industries, Inc. Employee Stock Ownership Plan.

        Effective as of October 1, 1999, employees of the Stilwell Financial Inc. and its subsidiaries ceased to be eligible to continue active participation in the Kansas City Southern Industries, Inc. Employee Stock Ownership Plan. Effective as of October 1, 1999, the Stilwell Financial Inc. Employee Stock Ownership Plan was established by Stilwell Financial Inc. as a successor to the Kansas City Southern Industries, Inc. Employee Stock Ownership Plan to provide retirement benefits for eligible employees who continue employment with or become employed by Stilwell Financial Inc. following October 1, 1999.

        As a result of the Spinoff, Participants' Accounts under the ESOP held both Kansas City Southern Industries, Inc. shares and shares of common stock of Stilwell Financial Inc. that were received as dividends with respect to such Kansas City Southern Industries, Inc. shares, and are Employer Securities. Following the Spinoff, all of the Kansas City Southern Industries, Inc. shares allocated to Participants' Accounts were sold and the sales proceeds reinvested in shares of common stock of Stilwell Financial Inc.

        Prior to January 1, 2001, the Stilwell Financial Inc. Employee Stock Ownership Plan was intended to be an employee stock ownership plan, and to qualify as such under Section 4975(e)(7) of the Code and under Treasury Regulation Section 54.4975-11. Effective as of January 1, 2001, the Stilwell Financial Inc. Employee Stock Ownership Plan was amended and restated , and as so amended and restated, the Plan (i) was and is intended to be a stock bonus plan, and to qualify as such under Section 401(a) of the Code (including Section 401(a)(23) of the Code) and applicable Treasury Regulations, (ii) was and is not intended to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, and (iii) was and is intended to satisfy the requirements of Treasury Regulation Section 54.4975-11 (including the requirement to provide participants with nonterminable protections and rights set forth in Treasury Regulation Section 54.4975-11(a)(3)) necessary to maintain the qualification of the Plan as an employee stock ownership plan under Section 4975(e)(7) of the Code and Treasury Regulation Section 54.4975-11 with respect to all periods prior to January 1, 2001.

        Effective as of January 1, 2001, Berger LLC became a participating Employer under the Stilwell Financial Inc. Employee Stock Ownership Plan.

        The provisions of the Stilwell Financial Inc. Employee Stock Ownership Plan, as amended and restated effective as of January 1, 2001, apply to an Employee who is employed by an Employer on or after January 1, 2001, and to any other Employee who was employed by an Employer before the October 1, 1999, whose Account was transferred from the Kansas City Southern Industries Inc. Employee Stock Ownership Plan to the Stilwell Financial Inc. Employee Stock Ownership Plan and who continued to have an Account in the Stilwell Financial Inc. Employee Stock Ownership Plan as of January 1, 2001. If a Participant whose Account was transferred from the Kansas City Southern Industries Inc. Employee Stock Ownership Plan to the Stilwell Financial Inc. Employee Stock Ownership Plan as of October 1, 1999, terminated employment from his last Employer prior to such date, the terms of the Stilwell Financial Inc. Employee Stock Ownership Plan, as amended and restated effective as of January 1, 2001, shall govern the maintenance and distribution of his Account on and after January 1, 2001, and the term of the Plan shall govern the maintenance and distribution of his Account on and after November 1, 2001, but in all other respects the benefits to which he is entitled shall be determined under the terms of the Kansas City Southern Industries Inc. Employee Stock Ownership Plan as in effect on the date of the Employee's termination of employment.

        The Stilwell Financial Inc. 401(k), Profit Sharing and Employee Stock Ownership Plan, as amended and restated November 1, 2002, has been amended from time to time by amendments numbered 1 through 10, including a change in the name of the Plan Sponsor to Janus Capital Group Inc. and a change in the Plan Name to Janus Capital Group Inc. 401(k), Profit Sharing and Employee Stock Ownership Plan. This document is an amendment and restatement of the Plan effective as of January 1, 2008. The provisions of the amendment and restatement shall apply to all persons who are Participants or beneficiaries on or after January 1, 2008, except that the vested benefit of any such person who terminated employment prior to January 1, 2008, shall be determined pursuant to the Plan provisions in effect at the time of such termination of employment.

ARTICLE I
DEFINITIONS

        1.1   "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

        1.2   "Administrator" means, unless changed by the Employer pursuant to Section 2.1, the Plan Advisory Committee.

        1.3   "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

        1.4   "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 10.2.

        1.5   "Anniversary Date" means the last day of the Plan Year.

        1.6   "Beneficiary" means the person (or entity) to whom the share of a deceased Participant's interest in the Plan is payable.

        1.7   "Catch-Up Contribution" means, effective January 1, 2002, Deferred Compensation made to the Plan by a Catch-Up Eligible Participant during any taxable year of such Participant that is in excess of the following:

          (a)   a statutory limit on Deferred Compensation or "annual additions" provided in Code Sections 401(a)(30), 402(h), 403(b), 408, 415(c), or 457(b)(2) (without regard to Code Section 457(b)(3), as applicable; or

          (b)   a Plan limit on Deferred Compensation which is not a limit provided in (a) above.

        1.8   "Catch-Up Eligible Participant" means, effective January 1, 2002, a Participant who:

          (a)   is eligible to defer Compensation pursuant to Section 4.2; and

          (b)   will attain age 50 or higher before the end of the Employee's taxable year.

        1.9   "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

        1.10 "Company Stock" means common stock issued by the Employer (or by a corporation which is a member of the controlled group of corporations of which the Employer is a member) which is readily tradeable on an established securities market. If there is no common stock which meets the foregoing requirement, the term "Company Stock" means common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Employer (or of any other such corporation) having the greatest voting power, and (B) that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be "Company Stock" if such stock is convertible at any time into stock which constitutes "Company Stock" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable. For purposes of the preceding sentence, pursuant to Regulations, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

        1.11 "Compensation" means, for purposes of Employee pre-tax contributions made under Section 4.2 and the matching contribution made under Section 4.1(b), amounts paid to an Eligible Employee by a Participating Employer as "Regular Pay". For any Plan Year, only the amounts paid to the Eligible Employee during the Plan Year and while the individual is an Eligible Employee under the Plan shall be taken into account, such that, for example, no amount paid to the Participant following termination of his or her employment with the Employer or an Affiliated Employer shall be taken into account as Compensation. Notwithstanding anything in this definition to the contrary, in each Plan Year and for each Eligible Employee, no amount in excess of the applicable limitation under Code Section 401(a)(17) may be considered Compensation. For the Plan Year commencing January 1, 2007, this limitation is $225,000.

        Regular Pay is any amount paid to the Eligible Employee as base salary, bonus (other than a retention bonus), overtime or commissions, except that for purposes of determining Compensation of a self-employed individual, "Regular Pay" means (i) each guaranteed payment from the Participating Employer representing base compensation, bonus (other than a retention bonus) or commissions, provided such amounts are attributable to the Plan Year, and provided further that such amounts are received by the self-employed individual within 15 days of the close of the Plan Year that is part of the Eligible Employee's "Earned Income", and (ii) an amount attributable to Compensation for a Plan Year and paid within 15 days of the close of the Plan Year shall be treated as paid on the last day of the Plan Year.

        Compensation shall include Regular Pay amounts contributed by the Participating Employer on behalf of the Eligible Employee, pursuant to a salary reduction agreement, which are not included in gross income of the Employee or self-employed individual due to Code Section 125, 132(f)(4), 402(e)(3), 402(h), 402(k), 403(b) or 457(b), and (ii) shall exclude the following amounts that otherwise would constitute wages: reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, welfare benefits, option exercise income and income realized pursuant to vesting under Code Section 83.

        For purposes of determining Compensation of a Self-Employed Individual for a Plan Year, "Earned Income" means net earnings from self-employment as defined in Code Section 1402(a).

        1.12 "Contract" or "Policy" means any life insurance policy, retirement income policy or annuity policy (group or individual) issued pursuant to the terms of the Plan. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

        1.13 "Deferred Compensation" with respect to any Participant means the amount of the Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to Section 4.2 excluding any such amounts distributed as excess "annual additions" pursuant to Section 4.10. Deferred Compensation (including Catch-Up Contributions) shall not exceed "415 Compensation." The term "Deferred Compensation" includes Pre-Tax Elective Deferrals and Roth Elective Deferrals.

        1.14 "Early Retirement Date." This Plan does not provide for a retirement date prior to Normal Retirement Date.

        1.15 "Elective Contribution" means the Employer contributions to the Plan of Deferred Compensation excluding any such amounts distributed as excess "annual additions" pursuant to Section 4.10. In addition, any Employer Qualified Non-Elective Contribution made pursuant to Section 4.6(c) which is used to satisfy the "Actual Deferral Percentage" tests shall be considered an Elective Contribution for purposes of the Plan. Any contributions deemed to be Elective Contributions (whether or not used to satisfy the "Actual Deferral Percentage" tests or the "Actual Contribution Percentage" tests) shall be subject to the requirements of Sections 4.2(b) and 4.2(c) and shall further be required to satisfy the nondiscrimination requirements of Regulation 1.401(k)-1(b)(5) and Regulation 1.401(m)-1(b)(5), the provisions of which are specifically incorporated herein by reference.

        1.16 "Eligible Employee" means any Employee, except as provided below. The following Employees shall not be eligible to participate in this Plan:

          (a)   Employees of Affiliated Employers, unless such Affiliated Employers have specifically adopted this Plan in writing, and, provided further, that such Employee is not excluded from participation under any of paragraphs (b) through (g). Appendix A sets forth the list of Affiliated Employers that currently are adopting employers.

          (b)   Individuals who are not reported on the payroll records of the Employer or the Affiliated Employer as common law employees. In particular, it is expressly intended that individuals who are independent contractors or who are employees of third-party agencies or in a similar status, or partners or other self-employed individuals who are treated as independent contractors, are not Eligible Employees and are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees.

          (c)   Employees who are Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2).

          (d)   Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for coverage in this Plan.

          (e)   Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)).

          (f)    Employees classified by the Employer as interns.

          (g)   Employees who are employed outside the United States or who are transferred to the United States from regular employment with the Employer or an Affiliated Employer, and who, participate in a retirement plan sponsored by the Employer or an Affiliated Employer outside the United States and accrue benefits funded by the Employer or the Affiliated Employer in such plan.

        1.17 "Employee" means any person who is employed by the Employer or Affiliated Employer. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force. The term "Employee" shall include any service provider of an Affiliated Employer, who also is a partner or member of such Affiliated Employer and thus considered a self-employed individual under the Code.

        1.18 "Employer" means Janus Capital Group Inc. and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a corporation with principal offices in the State of Missouri. In addition, where appropriate, the term Employer shall include any Participating Employer (as defined in Section 12.1) which shall adopt this Plan.

        1.19 "ESOP" means an employee stock ownership plan that meets the requirements of Code Section 4975(e)(7) and Regulation 54.4975-11.

        1.20 "ESOP Stock Bonus Contributions Account" means the account of a Participant which is credited with the shares of the Participant's ESOP Stock Bonus Contributions purchased and paid for by the Trust Fund or contributed to the Trust Fund.

        1.21 "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the Employer matching contributions made pursuant to Section 4.1(b) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 4.7(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual contribution ratios beginning with the highest of such ratios). Such determination shall be made after first taking into account corrections of any Excess Deferred Compensation pursuant to Section 4.2 and taking into account any adjustments of any Excess Contributions pursuant to Section 4.6.

        1.22 "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Contributions used to satisfy the "Actual Deferral Percentage" tests made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.5(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual deferral ratios beginning with the highest of such ratios). Excess Contributions shall be treated as an "annual addition" pursuant to Section 4.9(b).

        1.23 "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to Section 4.2(e) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.9(b) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant's taxable year. Additionally, for purposes of

Sections 10.2 and 4.4(g), Excess Deferred Compensation shall continue to be treated as Employer contributions even if distributed pursuant to Section 4.2(e). However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of Section 4.5(a) to the extent such Excess Deferred Compensation occurs pursuant to Section 4.2(d).

        1.24 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

        1.25 "Fiscal Year" means the Employer's accounting year of 12 months commencing on January 1 of each year and ending the following December 31.

        1.26 "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of:

          (a)   the distribution of the entire Vested portion of the Participant's Account of a Former Participant who has severed employment with the Employer, or

          (b)   the last day of the Plan Year in which a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service.

        Regardless of the preceding provisions, if a Former Participant is eligible to share in the allocation of Employer contributions or Forfeitures in the year in which the Forfeiture would otherwise occur, then the Forfeiture will not occur until the end of the first Plan Year for which the Former Participant is not eligible to share in the allocation of Employer contributions or Forfeitures. Furthermore, the term "Forfeiture" shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

        1.27 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

        1.28 "415 Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. "415 Compensation" must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

        Notwithstanding the above, the determination of 415 Compensation shall be made by:

          (a)   including any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(0(4) and 457. For this purpose, amounts not includible in gross income under Code Section 125 shall be deemed to include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that the Participant has other health coverage, provided the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.

          (b)   including any "regular pay," "leave cashouts" and "deferred compensation" to the extent such amounts are paid by the later of 2 1/2 months after severance from employment or by the end of the Plan Year that includes the date of such severance from employment.

          (c)   including any payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

          (d)   For purposes of Section 4.4(g), excluding Catch-Up contributions.

        For purposes of this Section the following definitions shall apply:

          (a)   "Regular pay" means any regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments that would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

          (b)   "Leave cashouts" are amounts that are payment for unused accrued bona fide sick, vacation, or other leave that would have been included in the definition of 415 Compensation if they were paid prior to the Participant's severance from employment, but only if the Participant would have been able to use the leave if employment had continued.

          (c)   "Deferred Compensation" is compensation that would have been included in the definition of 415 Compensation if it had been paid prior to the Participant's severance from employment and is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant's gross income.

        1.29 "414(s) Compensation" means any definition of compensation that satisfies the nondiscrimination requirements of Code Section 414(s) and the Regulations thereunder. The period for determining 414(s) Compensation must be either the Plan Year or the calendar year ending with or within the Plan Year. An Employer may further limit the period taken into account to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested. The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year.

        1.30 "Highly Compensated Employee" means an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:

          (a)   was a "five percent owner" as defined in Section 1.34(b) at any time during the "determination year" or the "look-back year"; or

          (b)   for the "look-back year" had "415 Compensation" from the Employer in excess of $80,000 and were in the Top Paid Group of Employees for the Plan Year. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

        The "determination year" means the Plan Year for which testing is being performed, and the "look back year" means the immediately preceding twelve (12) month period.

        A highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for the "determination year," in accordance with Regulation 1.414(q)-1T, A-4 and IRS Notice 97-45 (or any superseding guidance).

        In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. If a Nonresident Alien Employee has U.S. source income, that Employee is treated as satisfying this definition if all of such Employee's U.S. source income from the Employer is exempt from U.S. income tax under an applicable income tax treaty. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

        1.31 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the component of the Plan being tested.

        1.32 "Hour of Service" means, for purposes of vesting and benefit accrual, (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

        Notwithstanding (2) above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee perf6rms no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

        For purposes of (2) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

        For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

        1.33 "Investment Manager" means any Fiduciary described in Act Section 3(38).

        1.34 "Janus Stock Fund" ("JNS Fund") means an investment fund consisting of common stock issued by the Company or by an affiliate, and cash necessary for liquidity purposes.

        1.35 "Janus Mutual Fund" means each retail mutual fund advised by the Employer or subsidiary thereof.

        1.36 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of the Employee's or former Employee's Beneficiaries) is considered a Key Employee if the Employee's or former Employee's, at any time during the Plan Year that contains the "determination date," has been included in one of the following categories:

          (a)   an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than $130,000 (as adjusted under Code Section 416(i)(1)).

          (b)   a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

          (c)   a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

        For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

        In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. In determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

        1.37 "Late Retirement Date" means a Participant's actual Retirement Date after having reached Normal Retirement Date.

        1.38 "Leased Employee" means any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person or entity ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall only include

Compensation from the leasing organization that is attributable to services performed for the recipient Employer. A Leased Employee shall not be considered an Employee of the recipient Employer:

          (a)   if such employee is covered by a money purchase pension plan providing:

            (1)   a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3);

            (2)   immediate participation;

            (3)   full and immediate vesting; and

          (b)   if Leased Employees do not constitute more than 20% of the recipient Employer's nonhighly compensated work force.

        1.39 "Non-Elective Contribution" means the Employer contributions to the Plan excluding, however, contributions made pursuant to the Participant's deferral election provided for in Section 4.2 and any Qualified Non-Elective Contribution used in the "Actual Deferral Percentage" tests.

        1.40 "Non-Highly Compensated Participant" means any Participant who is not a Highly Compensated Employee. However, for purposes of Section 4.5 and Section 4.7, if the prior year testing method is used, a Non-Highly Compensated Participant shall be determined using the definition of Highly Compensated Employee in effect for the preceding Plan Year.

        A Participant is a Non-Highly Compensated Participant for a particular Plan Year if such Participant does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

        1.41 "Non-Key Employee" means any Employee or former Employee (and such Employee's or former Employee's Beneficiaries) who is not a Key Employee.

        1.42 "Normal Retirement Age" means the Participant's 65 birthday. A Participant shall become fully Vested in the Participant's Account upon attaining Normal Retirement Age.

        1.43 "Normal Retirement Date" means the Participant's Normal Retirement Age.

        1.44 "1-Year Break in Service" means, for purposes of vesting, the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

        "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

        A "maternity or paternity leave of absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a

"maternity or paternity leave of absence" shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a 1-Year Break in Service.

        1.45 "Other Investments Account" means the account of a Participant which is credited with such Participant's share of the net gain (or loss) of the Plan, Forfeitures and Employer contributions in other than Company Stock and which is debited with payments made to pay for Company Stock.

        A separate accounting shall be maintained with respect to that portion of the Other Investments Account attributable to Elective Contributions and Non-Elective Contributions.

        1.46 "Participant" means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

        1.47 "Participant Direction Procedures" means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.13 and observed by the Administrator and applied to Participants who have Participant Directed Accounts.

        1.48 "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to such Participant's total interest in the Plan and Trust resulting from the Employer Non-Elective Contributions.

        A separate accounting shall be maintained with respect to that portion of the Participant's Account attributable to Employer matching contributions made pursuant to Section 4.1(b), Employer discretionary contributions made pursuant to Section 4.1(c) and any Employer Qualified Non-Elective Contributions.

        1.49 "Participant's Combined Account" means the total aggregate amount of each Participant's Elective Account and Participant's Account.

        1.50 "Participant's Directed Account" means that portion of a Participant's interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedure.

        1.51 "Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan and Trust resulting from the Employer Elective Contributions used to satisfy the "Actual Deferral Percentage" tests. The Participant's Elective Account may consist of a Pre-Tax Elective Deferral Account and a Roth Elective Deferral Account. Unless specifically stated otherwise, any reference to a Participant's Elective Account will refer to both of these sub-Accounts. A separate accounting shall be maintained with respect to that portion of the Participant's Elective Account attributable to such Elective Contributions pursuant to Section 4.2 and any Employer Qualified Non-Elective Contributions.

        1.52 "Participant's Rollover Account" means the account established and maintained by the Administrator for each Participant with respect to such Participant's interest in the Plan resulting from amounts transferred from another plan or "conduit" Individual Retirement Account in accordance with Section 4.12.

        A separate accounting shall be maintained with respect to that portion of the Participant's Rollover Account attributable to after-tax Employee contributions.

        1.53 "Participant's Transfer Account" means the account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from amounts transferred to this Plan from a direct plan-to-plan transfer and/or with respect to such Participant's interest in the Plan resulting from amounts transferred from another qualified plan or "conduit" Individual Retirement Account in accordance with Section 4.11.

        1.54 A "Payroll Withholding Agreement" means an affirmative or passive election by a Participant directing the Employer to withhold, each payroll period, a whole percentage of his Compensation (or such other amount as allowed by the Administrator) and to contribute such withheld amount to the Plan pursuant to the provisions of Article 3.

        As soon as administratively feasible on or after an Employee's initial Entry Date (or, for a rehired Participant, as soon as administratively feasible after his re-employment commencement date), the Administrator (or its designee) will notify such individual that, by becoming and remaining an Employee of the Employer (or other Participating Employer of which he is an Employee), he automatically has elected, effective for the first paycheck after his Entry Date (or, for a rehired Participant, his reentry date), to make an Employee Pre-tax Elective Deferral to the Plan equal to a whole percentage of his Compensation; provided, such Employee may, within ten days (not less than five (5) business days) before his first paycheck due on or after his Entry Date (or his reentry date, if applicable), complete a new Payroll Withholding Agreement to modify or revoke such passive Payroll Withholding Agreement (that is, passive election), and such passive election will not be effective. Once such passive election becomes effective, it will apply to each subsequent paycheck until modified or revoked.

        Any Employee whose latest Entry Date or reentry date occurred before the announcement of this plan provision, must complete an affirmative Payroll Withholding Agreement to have any Employee Elective Deferral made on his behalf; and the passive deferral election rules will not apply to such Employee. Any such Payroll Withholding Agreement will be effective for each paycheck thereafter until modified or revoked.

        Payroll Withholding Agreements will be governed by the following general guidelines:

          (a)   At any time, the Administrator, in a uniform and nondiscriminatory manner, may change any aspect of, or deactivate (and subsequently reactivate), the passive election provisions. Further, the passive or automatic election may, on a nondiscriminatory basis in accordance with procedures established by the Administrator: (1) be applied to all Participants or to Eligible Employees who become Participants after a certain date, and (2) provide for scheduled automatic increases to the passive or automatic election at scheduled intervals.

          (b)   The Administrator will establish and apply guidelines concerning the frequency and timing of amendments or changes to Payroll Withholding Agreements. Notwithstanding the foregoing, a Participant may revoke his Payroll Withholding Agreement at any time and discontinue all future withholding.

          (c)   The Administrator may amend or revoke its Payroll Withholding Agreement with any Participant at any time, if the Administrator determines that such revocation or amendment is necessary to ensure that a Participant's Annual Additions for any Plan Year will not exceed the limitations of Article 10 or to insure that the requirements of Code Sections 401(k) and 401(m) of the Code have been satisfied with respect to the amount which may be withheld and contributed on behalf of the Highly Compensated Group.

        1.55 "Plan," "Plan and Trust" and "Trust" mean the Janus 401(k), Profit Sharing and Employee Stock Ownership Plan. The Plan identification number is 001. Pursuant to Code Section 401(a)(27), the Plan is designated a profit sharing plan and pursuant to Code Section 401(a)(23) is designated a stock bonus plan. Furthermore, the Plan includes provisions within the meaning of Code Sections 401(k) and 401(m).

        1.56 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31.

        1.57 "Pre-Tax Elective Deferral Account" means the portion of a Participant's Elective Account that is attributable to Pre-Tax Elective Deferrals.

        1.58 "Pre-Tax Elective Deferrals" means a Participant's Elective Deferrals that are not includible in the Participant's gross income at the time deferred.

        1.59 "Qualified Non-Elective Contribution" means any Employer contributions made pursuant to Section 4.6(c) and Section 4.8(f). Such contributions shall be considered an Elective Contribution for the purposes of the Plan and used to satisfy the "Actual Deferral Percentage" tests or the "Actual Contribution Percentage" tests.

        1.60 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

        1.61 "Roth Elective Deferral Account" means the separate notational account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan and Trust resulting from Roth Elective Deferrals, including gains and losses attributable to those amounts. Amounts in the Roth Elective Deferral Account are nonforfeitable when made and are subject to the distribution restrictions of Section 4.2(c).

        1.62 "Roth Elective Deferrals" means, effective January 1, 2007, a Participant's Deferred Compensation that are includible in the Participant's gross income at the time deferred and have been irrevocably designated as Roth Elective Deferrals by the Participant in his or her deferral election.

        1.63 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

        1.64 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date or Late Retirement Date (see Section 7.1).

        1.65 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

        1.66 "Top Heavy Plan" means a plan described in Section 10.2(a).

        1.67 "Top Heavy Plan Year" means a Plan Year during which the Plan is a Top Heavy Plan.

        1.68 "Top-Paid Group" means the top-paid group as determined pursuant to Code Section 414(q) and the Regulations thereunder and generally means the top twenty percent (20%) of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees shall be treated as Employees if required pursuant to Code Section 414(n) or (o). Employees who are non-resident aliens who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Furthermore, for the purpose of determining the number of Employees in any year, the following additional Employees shall also be excluded, however, such Employees may still be considered for the purpose of identifying the particular Employees in the Top-Paid Group:

          (a)   Employees with less than six (6) months of service;

          (b)   Employees who normally work less than 17 1/2 hours per week;

          (c)   Employees who normally work less than six (6) months during a year; and

          (d)   Employees who have not yet attained age twenty-one (21).

        In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top-Paid Group.

        The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable. Furthermore, in applying such exclusions, the Employer may substitute any lesser service, hours or age.

        1.69 "Total and Permanent Disability" means the determination by the Administrator that a Participant is unable by reason of any medically determinable physical or mental impairment to perform the usual duties of the Participant's employment or of any other employment for which the Participant is reasonably qualified based upon the Participant's education, training and expertise for an indefinite period which the Administrator considers will be of long continued duration.

        1.70 "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

        1.71 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

        1.72 "Valuation Date" means the Anniversary Date and may include any other date or dates deemed necessary or appropriate by the Administrator for the valuation of the Participant's accounts during the Plan Year, which may include any day that the Trustee, any transfer agent appointed by the Trustee or the Employer or any stock exchange used by such agent, are open for business.

        1.73 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant as determined in accordance with Sections 4.2(b), 4.12, 7.2(a), 7.3 and 7.4 of the Plan.

        1.74 "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

        For vesting purposes, the computation periods shall be the Plan Year, including periods prior to the Effective Date of the Plan.

        The computation period shall be the Plan Year if not otherwise set forth herein.

        Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c). However, in determining whether an Employee has completed a Year of Service for benefit accrual purposes in the short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

        Years of Service with any Affiliated Employer shall be recognized.

ARTICLE II
ADMINISTRATION

2.1   ADMINISTRATOR

        The Administrator will have the responsibility for the general supervision and administration of the Plan and will be a fiduciary of the Plan. The Plan Sponsor may, by Written Resolution, appoint one or more individuals to serve as Administrator, including in the form of an Advisory Committee. If the Plan Sponsor does not appoint an individual or individuals as Administrator, the Plan Sponsor will function as Administrator. The Plan Sponsor may at any time, with or without cause, remove an individual as Administrator or substitute another individual therefor.

2.2   POWERS AND DUTIES OF THE ADMINISTRATOR

        The Administrator will be charged with and will have delegated to it the full power, duty, authority and discretion to interpret and construe the provisions of this Plan, to determine its meaning and intent and to make application thereof to the facts of any individual case; to determine in its discretion the rights and benefits of Participants and the eligibility of Employees; to give necessary instructions and directions to the Trustee and the Insurer as herein provided or as may be requested by the Trustee and the Insurer from time to time; to resolve all questions of fact relating to any of the foregoing; and generally to direct the administration of the Plan according to its terms. All decisions of the Administrator in matters properly coming before it according to the terms of this Plan, and all actions taken by the Administrator in the proper exercise of its administrative powers, duties and responsibilities, will be final and binding upon all Employees, Participants and Beneficiaries and upon any person having or claiming any rights or interest in this Plan. The Administrator may engage agents to assist it and may engage legal counsel who may be counsel for the Plan Sponsor.

        The Plan Administrator shall from time to time provide to the Trustee written investment policies that, consistent with the terms of the Plan, set forth the Plan's investment objectives and guidelines, including trading restrictions to prevent illegal or abusive practices.

        The Plan Sponsor and the Administrator will make and receive any reports and information, and retain any records necessary or appropriate to the administration of this Plan or to the performance of duties hereunder or to satisfy any requirements imposed by law. In the performance of its duties, the Administrator will be entitled to rely on information duly furnished by any Employee, Participant or Beneficiary or by the Plan Sponsor or Trustee.

2.3   ACTIONS OF THE ADMINISTRATOR

        The Administrator may adopt such rules as it deems necessary, desirable or appropriate with respect to the conduct of its affairs and the administration of the Plan. Whenever any action to be taken in accordance with the terms of the Plan requires the consent or approval of the Administrator, or whenever an interpretation is to be made of the terms of the Plan, the Administrator will act in a uniform and non-discriminatory manner, treating all Employees and Participants in similar circumstances in a like manner. If the Administrator is a group of individuals, all of its decisions will be made by a majority vote. The Administrator will have the authority to employ one or more persons to render advice or services with regard to the responsibilities of the Administrator, including but not limited to attorneys, actuaries, and accountants. The Administrator will have the authority to delegate its responsibilities under the Plan to appropriate individuals or entities to act on behalf of the Administrator. Any persons employed to render advice or services will have no fiduciary responsibility for any ministerial functions performed with respect to this Plan.

2.4   RELIANCE ON ADMINISTRATOR AND PLAN SPONSOR

        Until the Plan Sponsor gives notice to the contrary, the Trustee and any persons employed to render advice or services will be entitled to rely on the designation of Administrator that has been furnished to them. In addition, the Trustee and any persons employed to render advice or services will be fully protected in acting upon the written directions and instructions of the Administrator made in accordance with the terms of this Plan. If the Administrator is a group of individuals, unless otherwise specified, any one of such individuals will be authorized to sign documents on behalf of the Administrator and such authorized signatures will be recognized by all persons dealing with the Administrator.

        The Trustee and any persons employed to render advice or services may take cognizance of any rules established by the Administrator and rely upon them until notified to the contrary. The Trustee and any persons employed to render advice or services will be fully protected in taking any action upon any paper or document believed to be genuine and to have been properly signed and presented by the Administrator, Plan Sponsor or any agent of the Administrator acting on behalf of the Administrator.

2.5   REPORTS TO PARTICIPANTS

        The Administrator will report in writing to a Participant his Accrued Benefit under the Plan and the Vested percentage of such benefit when the Participant terminates his employment or reasonably requests such a report in writing from the Administrator. To the extent required by law or regulation, the Administrator will annually furnish to each Participant, and to each Beneficiary receiving benefits, a report that fairly summarizes the Plan's most recent report.

2.6   BOND

        The Administrator and other fiduciaries of the Plan will be bonded to the extent required by ERISA or other applicable law. No additional bond or other security for the faithful performance of any duties under this Plan will be required.

2.7   COMPENSATION OF ADMINISTRATOR

        The Compensation of the Administrator will be left to the discretion of the Plan Sponsor; no person who is receiving full pay from the Employer will receive compensation for services as Administrator. All reasonable and necessary expenses incurred by the Administrator in supervising and administering the Plan will be paid from the Plan assets by the Trustee at the direction of the Administrator to the extent directed by the Plan Sponsor.

2.8   CLAIMS PROCEDURE

        The Administrator will make all determinations as to the rights of any Employee, Participant, Beneficiary or other person under the terms of this Plan. Any Employee, Participant or Beneficiary, or person claiming under them, may make claim for benefit under this Plan by filing written notice with the Administrator setting forth the substance of the claim. If a claim is wholly or partially denied, the claimant will have the opportunity to appeal the denial upon filing with the Administrator a written request for review within 60 days after receipt of notice of denial. In making an appeal the claimant may examine pertinent Plan documents and may submit issues and comments in writing. Denial of a claim or a decision on review will be made in writing by the Administrator delivered to the claimant within 60 days after receipt of the claim or request for review, unless special circumstances require an extension of time for processing the claim or review, in which event the Administrator's decision must be made as soon as possible thereafter but not beyond an additional 60 days. If no action on an initial claim is taken within 120 days, the claims will be deemed denied for purposes of permitting the claimant to proceed to the review stage. The denial of a claim or the decision on review will specify the reasons for the denial or decision and will make reference to the pertinent Plan provisions upon which the denial or decision is based. The denial of a claim will also include a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the claim review procedure herein described. The Administrator will serve as an agent for service of legal process with respect to the Plan unless the Plan Sponsor, through Written Resolution, appoints another agent.

2.9   UNCLAIMED BENEFITS

        If a Participant or Beneficiary is entitled to a distribution from the Plan, the Participant or Beneficiary will be responsible for providing the Administrator with his current address. If the Administrator notifies the Participant or Beneficiary by registered mail (return receipt requested) at his last known address that he is entitled to a distribution and also notifies him of the provisions of this paragraph, and the Participant or Beneficiary fails to claim his benefits under the Plan or provide his current address to the Administrator within one year after such notification, the distributable amount will be forfeited and used to reduce the cost of the Plan. If the Participant or Beneficiary is subsequently located, such benefit will be restored.

2.10 FIDUCIARY RESPONSIBILITY

        The Trustee will be solely responsible for its own acts or omissions. The Trustee will not have duty to question any other fiduciary's performance of duties allocated to such other fiduciary pursuant to the Plan. If the Plan permits the appointment of additional trustees of separate Trust Funds under the Plan, each will have no duties or responsibilities for Plan assets held by another trustee.

        Nothing contained in this Section will preclude any agreement allocating specific responsibilities or obligations among the co-fiduciaries provided that the agreement does not violate any of the terms and provisions of this Plan or the requirements of applicable laws.

2.11 EXPENSES OF ADMINISTRATION

        The Plan Sponsor does not and will not guarantee the Plan assets against loss. All Expenses of Administration identified in Subsection (a) of this Section shall first be charged against Forfeitures arising under Section 4.4(d). If any Forfeitures remain after the payment of Expenses of Administration identified in subsection (a), such Forfeitures shall be allocated in accordance with Section 4.4(c) and used to pay Expenses and Administration identified in subsection (b) of this Section. The Plan Sponsor, in its sole discretion, may pay any portion of the Expenses of Administration remaining after the application of the Forfeitures.

        The Plan is ultimately responsible for all Expenses of Administration remaining after the application of Forfeitures and payment, if any, by the Plan Sponsor. All such remaining Expenses of Administration shall be allocated in accordance with Section 4.4(c) of the Plan, charged against Plan assets as deducted by the Trustee.

          (a)   Expenses of Administration shall include ordinary and necessary expenses associated with maintaining and administering the Plan, including, without limitation, the fees or expenses of administrators, record keepers, consultants, advisers, accountants and attorneys in connection therewith; expenses incurred for maintaining the tax qualified status of the Plan; and taxes, if any, imposed upon the Plan.

          (b)   Except with respect to Participant-directed Account transactions, which may be assessed against and paid directly from the Participant's Account, and except with respect to the purchase of shares to be held by the JNS Fund, which may be assessed against and paid out of the Discretionary ESOP Contribution giving rise to the purchase, Expenses of Administration shall also include fees, charges or commissions with respect to the purchase and sale of Plan assets (subject to the investment policies of the Plan).

2.12 DISTRIBUTION AUTHORITY

        If any person entitled to receive payment under this Plan is a minor, declared incompetent or is under other legal disability, the Administrator may, in its sole discretion, direct the Trustee to:

          (a)   Distribute directly to the person entitled to the payment;

          (b)   Distribute to the legal guardian or, if none, to a parent of the person entitled to payment or to a responsible adult with whom the person entitled to payment maintains his residence;

          (c)   Distribute to a custodian for the person entitled to payment under the Uniform Gifts to Minors Act if permitted by the laws of the state in which the person entitled to payment resides; or

          (d)   Withhold distribution of the amount payable until a court of competent jurisdiction determines the rights of the parties thereto or appoints a guardian of the estate of the person entitled to payment.

        If there is any dispute, controversy or disagreement between any Beneficiary or person and any other person as to who is entitled to receive the benefits payable under this Plan, or if the Administrator is uncertain as to who is entitled to receive benefits, or if the Administrator is unable to locate the person who is entitled to benefits, the Administrator may with acquittance interplead the funds into a court of competent jurisdiction in the judicial district in which the Plan Sponsor maintains its principal place of business and, upon depositing the funds with the clerk of the court, be released from any further responsibility for the payment of the benefits. If it is necessary for the Administrator to retain legal counsel or incur any expense in determining who is entitled to receive the benefits, whether or not it is necessary to institute court action, the Administrator will be entitled to reimbursement from the benefits for the amount of its reasonable costs, expenses and attorneys' fees incurred.

2.13 MEMBER'S COMPENSATION, EXPENSES

        The Sponsor may appoint an Advisory Committee to administer the Plan, the members of which may or may not be Participants in the Plan, or which may be the Administrator acting alone. The members of the Advisory Committee will serve without compensation for services as such, but the Employer will pay all expenses of the Advisory Committee, including the expense for any bond required under ERISA.

2.14 TERM

        Each member of the Advisory Committee serves until the appointment of his successor.

2.15 POWERS

        In case of a vacancy in the membership of the Advisory Committee, the remaining members of the Advisory Committee may exercise any and all of the powers, authority, duties and discretion conferred upon the Advisory Committee pending the filling of the vacancy.

2.16 GENERAL

        The Advisory Committee, in its sole and absolute discretion, shall have all powers necessary to discharge its duties under this Plan including, without limitation, the following:

          (a)   To select a Secretary, who need not be a member of the Advisory Committee;

          (b)   To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Accrued Benefit and the Nonforfeitable percentage of each Participant's Accrued Benefit;

          (c)   To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of this Plan;

          (d)   To construe and enforce the terms of the Plan and the rules and regulations it adopts, including interpretation of the Plan documents, and documents related to the Plan's operation, and its decisions shall be final and binding on all interested persons;

          (e)   To direct the Trustee as respects the crediting and distribution of the Trust;

          (f)    To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

          (g)   To furnish the Employer with information which the Employer may require for tax or other purposes;

          (h)   To engage the service of agents whom it may deem advisable to assist it with the performance of its duties; and

          (i)    To engage the services of an Investment Manager or Managers (as defined in ERISA §3(38)), each of whom will have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control.

        The Advisory Committee must exercise all of its powers, duties and discretion under the Plan in a uniform and nondiscriminatory manner.

2.17 FUNDING POLICY

        The Advisory Committee will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Advisory Committee must communicate periodically, as it deems appropriate, to the Trustee and to any Plan Investment Manager the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

2.18 MANNER OF ACTION

        The decision of a majority of the members appointed and qualified controls.

2.19 AUTHORIZED REPRESENTATIVE

        The Advisory Committee may authorize any person, whether or not such person is a member of the Advisory Committee, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters or other documents. The Advisory Committee must evidence this authority by an instrument signed by all members and filed with the Trustee.

2.20 INTERESTED MEMBER

        No member of the Advisory Committee may decide or determine any matter concerning the distribution, nature or method of settlement of his own benefits under the Plan, except in exercising an election available to that member in his capacity as a Participant, unless the Administrator is acting alone in the capacity of the Advisory Committee.

2.21 UNCLAIMED ACCOUNT PROCEDURE

        The Plan does not require the Trustee or the Administrator to search for, or ascertain the whereabouts of, any Participant or Beneficiary. At the time the Participant's or Beneficiary's benefit becomes distributable, the Administrator, by certified or registered mail addressed to his last known address of record with the Administrator or the Employer, must notify the Participant, or Beneficiary, that he is entitled to a distribution under this Plan. The notice must quote the provisions of this Section 2.21. If the Participant, or Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the Administrator within 6 months from the date of mailing of the notice, the Administrator will treat the Participant's or Beneficiary's unclaimed payable Accrued Benefit as forfeited and will reallocate the unclaimed payable Accrued Benefit. Where the benefit is distributable to the Participant, the forfeiture under this paragraph occurs as of the last day of the notice period, if the Participant's Nonforfeitable Accrued Benefit does not exceed $5,000, or as of the first day the benefit is distributable without the Participant's consent, if the present value of the Participant's Nonforfeitable Accrued Benefit exceeds $5,000. Where the benefit is distributable to a

Beneficiary, the forfeiture occurs on the date the notice period ends except, if the Beneficiary is the Participant's spouse and the Nonforfeitable Accrued Benefit payable to the spouse exceeds $5,000, the forfeiture occurs as of the first day the benefit is distributable without the spouse's consent. Pending forfeiture, the Administrator, following the expiration of the notice period, may direct the Trustee to segregate the Nonforfeitable Accrued Benefit in a segregated Account and to invest that segregated Account in Federally insured interest bearing savings accounts or time deposits (or in a combination of both), or in other fixed income investments.

        If a Participant or Beneficiary who has incurred a forfeiture of his Accrued Benefit under the provisions of the first paragraph of this Section 2.21 makes a claim, at any time, for his forfeited Accrued Benefit, the Administrator must restore the Participant's or Beneficiary's forfeited Accrued Benefit to the same dollar amount as the dollar amount of the Accrued Benefit forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Administrator will make the restoration during the Plan Year in which the Participant or Beneficiary' makes the claim, first from the amount, if any, of Participant forfeitures the Administrator otherwise would allocate for the Plan Year, then from the amount, if any, of the Trust Fund net income or gain for the Plan Year and then from the amount, or additional amount, the Employer contributes to enable the Administrator to make the required restoration. The Administrator will direct the Trustee to distribute the Participant's or Beneficiary's restored Accrued Benefit to him no later than 60 days after the close of the Plan Year in which the Administrator restores the forfeited Accrued Benefit. The forfeiture provisions of this Section 2.21 apply solely to the Participant's or to the Beneficiary's Accrued Benefit derived from Employer contributions.

2.22 INVESTMENT MANAGER

        The Administrator shall have the right to appoint an Investment Manager for all or any part of the assets of the Trust Fund as the Administrator shall designate, provided that any firm so appointed shall be and continue qualified to act as such in accordance with ERISA. The Administrator may remove any Investment Manager at anytime, and need not specify any cause for such removal.

ARTICLE III
ELIGIBILITY

3.1   CONDITIONS OF ELIGIBILITY

        Any Eligible Employee shall be eligible to participate hereunder on the date of such Employee's employment with the Employer.

3.2   EFFECTIVE DATE OF PARTICIPATION

        An Eligible Employee shall become a Participant effective as of the date on which he satisfies the eligibility requirements of Section 3.1.

        If an Employee, who has satisfied the Plan's eligibility requirements and would otherwise have become a Participant, shall go from a classification of a noneligible Employee to an Eligible Employee, such Employee shall become a Participant on the date such Employee becomes an Eligible Employee or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.

        If an Employee, who has satisfied the Plan's eligibility requirements and would otherwise become a Participant, shall go from a classification of an Eligible Employee to a noneligible class of Employees, such Employee shall become a Participant in the Plan on the date such Employee again becomes an Eligible Employee, or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee. However, if such Employee incurs a 1-Year Break in Service, eligibility will be determined under the Break in Service rules set forth in Section 3.7.

3.3   DETERMINATION OF ELIGIBILITY

        The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the P1an and the Act. Such determination shall be subject to review pursuant to Section 2.8.

3.4   TERMINATION OF ELIGIBILITY

        In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in the Plan for each Year of Service completed while a noneligible Employee, until such time as the Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, the Former Participant's interest in the Plan shall continue to share in the earnings of the Trust Fund.

3.5   OMISSION OF ELIGIBLE EMPLOYEE

        If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, then the Employer shall make a subsequent contribution, if necessary after the application of Section 4.4(d), so that the omitted Employee receives a total amount which the Employee would have received (including both Employer contributions and earnings thereon) had the Employee not been omitted. Such contribution shall be made regardless of whether it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.6   INCLUSION OF INELIGIBLE EMPLOYEE

        If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such inclusion is not made until after a contribution for the year has been made and allocated, the Employer shall be entitled to recover the contribution made with respect to the ineligible person provided the error is discovered within twelve (12) months of the date on which it was made. Otherwise, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made. Notwithstanding the foregoing, any Deferred Compensation made by an ineligible person shall be distributed to the person (along with any earnings attributable to such Deferred Compensation).

3.7   REHIRED EMPLOYEES AND BREAKS IN SERVICE

        (a)   If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed by the Employer, Participant shall become a Participant as of the reemployment date.

        (b)   If any Employee becomes a former Employee due to severance from employment with the Employer and is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to the 1-Year Break in Service subject to the following rules:

          (1)   In the case of a former Employee who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions, Years of Service before a period of 1-Year Break in Service will not be taken into account if the number of consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of pre-break Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior 1-Year Breaks in Service.

          (2)   A Former Participant shall participate in the Plan as of the date of reemployment.

        (c)   After a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service, the Vested portion of said Former Participant's Account attributable to pre-break service shall not be increased as a result of post-break service. In such case, separate accounts will be maintained as follows:

          (1)   one account for nonforfeitable benefits attributable to pre-break service; and

          (2)   one account representing the Participant's Employer derived account balance in the Plan attributable to post-break service.

        (d)   If any Participant becomes a Former Participant due to severance of employment with the Employer and is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of the entire Vested interest prior to reemployment, then the forfeited account shall be reinstated only if the Former Participant repays the full amount which had been distributed. Such repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a severance of employment, the time for repayment may not end earlier than five (5) years after the date of distribution. In the event the Former Participant does repay the full amount distributed, the undistributed forfeited portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the distribution. The source for such reinstatement may be Forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer will contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year pursuant to Section 4.1(c), such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.4.

ARTICLE IV
CONTRIBUTION AND ALLOCATION

4.1   FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

        For each Plan Year, the Employer shall contribute to the Plan:

          (a)   The amount of the total salary reduction elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed an Employer Elective Contribution.

          (b)   On behalf of each Participant who is eligible to share in matching contributions for the Plan Year, a matching contribution equal to the specified uniform percentage of each such Participant's Deferred Compensation (less Catch-Up Contributions made pursuant to

  Section 4.2(a)). The specified uniform percentage of such matching contribution generally shall be 100%, except in such instances where the Board of Directors of the Employer (the "Board") or the Board's delegate implements a prospective reduction or increase in the specified percentage of the matching contribution. In all cases, in applying the matching contribution specified percentage only Deferred Compensation up to 3% of annual Compensation shall be taken into account. The matching contribution amount shall be deemed an Employer Non-Elective Contribution.

          (c)   A discretionary amount to be comprised of the following:

            (1)   either a discretionary amount that is applied for purchases of Company Stock to be credited to the Participant's ESOP Stock Bonus Contributions Account or a discretionary amount of Company Stock to be credited to the Participant's ESOP Stock Bonus Contributions Account; and

            (2)   a discretionary amount that is applied to Participant investments in the Profit Sharing Account.

          Collectively, these discretionary amounts are referred to as Employer Non-Elective Contributions.

          (d)   A discretionary "catch-up" amount to be contributed, if at all, in an amount and on a date to be determined at the sole and complete discretion of the Plan Advisory Committee.

          (e)   Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top heavy minimum contribution. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

4.2   PARTICIPANT'S SALARY REDUCTION ELECTION

        (a)   Each Participant may elect to defer from 1% to 75% of Compensation which would have been received in the Plan Year, but for the deferral election. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election. For purposes of this Section, Compensation shall be determined on a payroll period basis prior to any reductions made pursuant to Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b), 414(v) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

        Each Participant may elect to have two Payroll Withholding Agreements: (i) the regular Payroll Withholding Agreement, which will apply to base compensation and overtime compensation; and (ii) the bonus Payroll Withholding Agreement, which will apply to all compensation other than base compensation and overtime compensation (by way of illustration and not as a limitation, bonus compensation, incentive compensation and performance compensation). Such contributions will be designated as a whole percentage of Compensation or a whole dollar amount.

        A Participant must irrevocably designate an Employee Elective Deferral Contribution (which includes any Catch-up contributions) as either a Pre-tax Elective Deferral or a Roth Elective Deferral at the time of the payroll withholding election. In the event a Participant fails to designate an Employee Elective Deferral Contribution as either a Pre-tax Elective Deferral or a Roth Elective Deferral, the Elective Deferral Contribution will be deemed to be a Pre-tax Elective Deferral.

        For purposes of this Section, the annual dollar limitation of Code Section 401(a)(17) ($200,000 as adjusted) shall not apply except that the Administrator may elect to apply such limit as part of the deferral election procedures.

        Roth Elective Deferrals. Effective January 1, 2007, a Participant may elect to have all or a portion of the Participant's Elective Deferrals to be considered Roth Elective Deferrals when contributed to the

Plan. These Roth Elective Deferrals are includible in the Participant's gross income at the time deferred and must be irrevocably designated as Roth Elective Deferrals by the Participant in the Deferral Election Agreement.

        Notwithstanding the above, effective January 1, 2002, each Catch-Up Eligible Participant shall be eligible to make Catch-Up Contributions during the Plan Year in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-Up Contributions shall not be taken into account for purposes of Code Sections 402(g) and 415(c). Catch-Up Contributions may be a dollar amount or a percentage of Compensation for each payroll period not to exceed the applicable dollar limit under Code Section 414(v), pursuant to procedures established by the Administrator. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 416 or 410(b), as applicable, by reason of the making of such Catch-Up Contributions.

        Automatic Deferral Election Procedures. If the Employer elects to implement an automatic deferral election, then in the event a Participant fails to make a deferral election and does not affirmatively elect to receive cash, such Participant shall be deemed to have made a pre-tax deferral election equal to the percentage of Compensation set forth in procedures established by the Administrator. The automatic deferral election may, in accordance with procedures established by the Administrator, be applied to all Participants on a periodic basis and/or to Eligible Employees who become Participants after a certain date. Furthermore, if the automatic deferral election increases each year, then the Administrator shall establish procedures implementing such provision, including, but not limited to, the time at which such increases take effect. Notwithstanding the preceding, the Plan will comply with applicable federal laws and regulations relating to automatic deferral provisions. As of January 1, 2007, the automatic deferral election shall be an Employee Pre-tax Elective Deferral Contribution for newly eligible and rehired Participants at a rate of 3% of the Participant's Compensation.

        The amount by which Compensation is reduced shall be that Participant's Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant's Elective Account.

        (b)   The balance in each Participant's Elective Account shall be fully Vested at all times and, except as otherwise provided herein, shall not be subject to Forfeiture for any reason.

        (c)   Notwithstanding anything in the Plan to the contrary, amounts held in the Participant's Elective Account may not be distributable (including any offset of loans) earlier than:

          (1)   a Participant's severance of employment;

          (2)   a Participant's Total and Permanent Disability;

          (3)   a Participant's death;

          (4)   a Participant's attainment of age 59 1/2;

          (5)   the termination of the Plan without the existence at the time of Plan termination of an alternative defined contribution plan or the establishment of an alternative defined contribution plan by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer. For this purpose, a defined contribution plan is not treated as an alternative defined contribution plan if the plan is an employee stock ownership plan (as defined in Code Section 4975(e)(7) or 409), a simplified employee pension plan (as defined in Code Section 408(k)), a SIMPLE IRA plan (as defined in Code Section 408(p)), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan that is described in Code Sections 457(b) or 457(f). Furthermore, if at all times during the 24-month period beginning 12 months before the date of the Plan's termination, fewer than 2% of the Participants in the Plan as of the date of Plan termination are eligible under the other defined contribution plan, then the other defined contribution plan is not an alternative defined contribution plan.

          (6)   the date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets;

          (7)   the date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary; or

          (8)   the proven financial hardship of a Participant, subject to the limitations of Section 7.11.

        (d)   For each Plan Year, effective January 1, 2002, a Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan during any calendar year shall not exceed the limitation imposed by Code Section 402(g), as in effect at the beginning of such calendar year, except to the extent permitted under Code Section 414(v), if applicable. If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with Section 4.2(e). The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

        (e)   If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulations I.402(g)-1 (b) and 1.414(v)-I(g)(2)) under another qualified cash or deferred arrangement (as described in Code Section 401(k)), a simplified employee pension (as described in Code Section 408(k)(6)), a simple individual retirement account plan (as described in Code Section 408(p)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457(b), or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1st following the close of the Participant's taxable year, notify the Administrator in writing of such excess and request that the Participant's Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and income shall be treated as a pro rata distribution of Excess Deferred Compensation and income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year (and any income allocable to such excess amount). Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

          (1)   the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

          (2)   the Participant shall designate the distribution as Excess Deferred Compensation; and

          (3)   the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

          Any distribution made pursuant to this Section 4.2(e) shall be made first from unmatched Deferred Compensation and, thereafter, from Deferred Compensation which is matched. Matching contributions which relate to such Deferred Compensation shall be treated as a Forfeiture.

          Notwithstanding the above, for any Plan Years in which a Participant may elect both Roth Elective Deferrals and Pre-Tax Elective Deferrals, the Administrator may operationally implement an ordering rule procedure for the distribution of Excess Deferred Compensation. Matching contributions that relate to Excess Deferred Compensation (regardless of whether such Excess Deferred Compensation is Pre-Tax Elective Deferrals or Roth Elective Deferrals) shall be treated as a Forfeiture.

        (f)    Notwithstanding Section 4.2(e) above, a Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

        (g)   Distributions of Excess Deferred Compensation must be adjusted for income (gain or loss), including, to the extent required by Regulations, an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the "gap period"). The Administrator has the discretion to determine and allocate income using any of the methods set forth below:

          (1)    Reasonable method of allocating income.    The Administrator may use any reasonable method for computing the income allocable to Excess Deferred Compensation, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant's accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Deferred Compensation merely because the income allocable to Excess Deferred Compensation is determined on a date that is no more than seven (7) days before the distribution.

          (2)    Alternative method of allocating income.    The Administrator may allocate income to Excess Deferred Compensation for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Contributions, by a fraction, the numerator of which is the Excess Deferred Compensation for the Employee for the Plan Year, and the denominator of which is the sum of the account balance attributable to Elective Contributions.

          (3)    Safe harbor method of allocating gap period income.    The Administrator may use the safe harbor method in this paragraph to determine income on Excess Deferred Compensation for the gap period. Under this safe harbor method, income on Excess Deferred Compensation for the gap period is equal to ten percent (10%) of the income allocable to Excess Deferred Compensation for the Plan Year that would be determined under paragraph (2) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

          (4)    Alternative method for allocating Plan Year and gap period income.    The Administrator may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (2) above to this aggregate period. This is accomplished by (a) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (b) substituting Elective Contributions for the Plan Year and the gap period, for Elective Contributions for the Plan Year in determining the fraction that is multiplied by that income.

        (h)   At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant's Elective Account shall be used to provide additional benefits to the Participant or the Participant's Beneficiary.

        (i)    Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

        (j)    The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

          (1)   A Participant must make an initial salary deferral election, or an election to receive cash in lieu of a salary deferral election if the Employer has implemented an automatic deferral election feature, within a reasonable time, not to exceed thirty (30) days, after entering the Plan pursuant to Section 3.2. If the Participant fails to make an initial salary deferral election, or an election to receive cash in lieu of a salary deferral election, if the automatic deferral election applies, within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a written salary reduction agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked.

          (2)   A Participant may modify a prior election at any time during the Plan Year and concurrently make a new election by filing a written notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective. Any modification shall not have retroactive effect and shall remain in force until revoked.

          (3)   A Participant may elect to prospectively revoke the Participant's salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period. Furthermore, the termination of the Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

4.3   TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

        The Employer may make its contribution to the Plan for a particular Plan Year at such time as the Employer, in its sole discretion, determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Trustee the Plan Year for which the Employer is making its contribution.

4.4   ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

        (a)   The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to each such Participant as set forth herein.

        (b)   The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

          (1)   With respect to the Employer Elective Contribution made pursuant to Section 4.1(a), to each Participant's Elective Account in an amount equal to each such Participant's Deferred Compensation for the year.

          (2)   With respect to the Employer Non-Elective Contribution made pursuant to Section 4.1(b), to each Participant's Account in accordance with Section 4.1(b).

          Any Participant actively employed during the Plan Year shall be eligible to share in the matching contribution for the Plan Year.

          (3)   With respect to the Employer Non-Elective Contribution made pursuant to Section 4.1(c), to each Participant's Profit Sharing Non-Elective Account and each Participant's ESOP Stock Bonus Contributions Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

          Only Participants who have completed a Year of Service during the Plan Year and who remain Employees on the last day of the Plan Year shall be eligible to share in the discretionary contribution for the year.

        (c)   As of each Valuation Date, before the current valuation period allocation of Employer contributions and Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts (other than each Participant's ESOP Stock Bonus Contributions Account) bear to the total of all Participants' and Former Participants' nonsegregated accounts (other than each Participant's ESOP Stock Bonus Contributions Account) as of such date. Earnings or losses with respect to a Participant's Directed Account shall be allocated in accordance with Section 4.13.

        Participants' transfers from other qualified plans deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

        (d)   Forfeitures under the Plan shall be applied as follows:

          (1)   Forfeitures shall first be applied to pay Plan expenses described in Section 2.11 (pertaining to Expenses of Administration). Any Plan expenses remaining after the application of Forfeitures under this Paragraph shall be paid in accordance with Section 2.11 of the Plan;

          (2)   any Forfeitures remaining after the application of Paragraph (1) of this subsection shall be applied to reduce the Employer's contribution obligation under Section 3.7(d) (pertaining to restoration of Participant Employer Contribution Accounts);

          (3)   any Forfeitures remaining after the application of Paragraphs (1) and (2) of this subsection shall be applied to reduce the Employer's Employer Matching Contribution obligation under Section 4.1(b);

          (4)   any Forfeitures remaining after the application of paragraphs (1), (2) and (3) of this subsection shall be applied to reduce the Employer's contribution obligation, if any, to maintain the Plan's qualified status and/or satisfy the Nondiscrimination requirements of the Plan; and

          (5)   any Forfeitures remaining after the application of paragraphs (1), (2), (3) and (4) of this subsection shall be treated as an Employer Discretionary Profit Sharing Contribution and allocated in accordance with this Section 4.4.

        (e)   For any Top Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions and Forfeitures as provided above, shall receive the minimum allocation provided for in Section 4.4(g) if eligible pursuant to the provisions of Section 4.4(i).

        (f)    Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Retirement (Normal or Late), Total and Permanent Disability or death shall share in the allocation of contributions and Forfeitures for that Plan Year.

        (g)   Minimum Allocations Required for Top Heavy Plan Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer contributions and Forfeitures allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a Required Aggregation Group). However, if (1) the sum of the Employer contributions and Forfeitures allocated to the Participant's Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, then the sum of the Employer contributions and Forfeitures allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Combined Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee's Deferred Compensation shall not be taken into account.

        However, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.

        (h)   For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions (excluding any Catch-Up Contributions) and Forfeitures allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

        (i)    For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Combined Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

        (j)    In lieu of the above, if a Non-Key Employee participates in this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, a minimum allocation of five percent (5%) of "415 Compensation" shall be provided under this Plan.

        (k)   For the purposes of this Section, "415 Compensation" in excess of $150,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. If "415 Compensation" for any prior determination period is taken into account in determining a Participant's minimum benefit for the current Plan Year, the "415 Compensation" for such determination period is subject to the applicable annual "415 Compensation" limit in effect for that prior period. For this purpose, in determining the minimum benefit in Plan Years beginning on or after January 1, 1989, the annual "415 Compensation" limit in effect for determination periods beginning before that date is $200,000 (or such other amount as adjusted for increases in the cost of living in accordance with Code Section 415(d) for determination periods beginning on or after January 1, 1989, and in accordance with Code Section 401(a)(17)(B) for determination periods beginning on or after January 1, 1994). For determination periods beginning prior to January 1, 1989, the $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted. For any short Plan Year the "415 Compensation" limit shall be an amount equal to the "415 Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

        (l)    Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

        (m)  Notwithstanding anything in this Section to the contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed. Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan.

4.5   ACTUAL DEFERRAL PERCENTAGE TESTS

        (a)   Maximum Annual Allocation: For each Plan Year, the annual allocation derived from Employer Elective Contributions to a Highly Compensated Participant's Elective Account shall satisfy one of the following tests:

          (1)   The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) multiplied by 1.25, or

          (2)   The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

        (b)   For the purposes of this Section "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions (less Catch-Up Contributions) allocated to each Participant's Elective Account for such Plan Year, to such Participant's "414(s) Compensation" for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent. Employer Elective Contributions (less Catch-Up Contributions) allocated to each Non-Highly Compensated Participant's Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

        Notwithstanding the above, if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the preceding Plan Year shall be calculated pursuant to the provisions of the Plan then in effect.

        (c)   For the purposes of Sections 4.5(a) and 4.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.

        Notwithstanding the above, if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 4.5(a) and 4.6, a Non-Highly Compensated Participant shall include any such Employee eligible to make a deferral election, whether or not such deferral election was made or suspended, pursuant to the provisions of the Plan in effect for the preceding Plan Year.

        (d)   For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), this Plan may not be combined with any other plan.

        (e)   For the purpose of this Section, when calculating the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group, the current year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

        (f)    Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.6 may be applied separately (or will be applied separately to the extent required by Regulations) to each "plan" within the meaning of Regulation Section 1.401(k)-6. Furthermore, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A). For purposes of applying this provision, the Administrator may use any effective date of participation that is permitted under Code Section 410(b) provided such date is applied on a consistent and uniform basis to all Participants.

        (g)   Notwithstanding the preceding, Qualified Nonelective Contributions (as defined in Regulation Section 1.401(k)-6) cannot be taken into account in determining the Actual Deferral Ratio (ADR) for a Plan Year for a Non-Highly Compensated Employee (NHCE) to the extent such contributions exceed the product of that NHCE's Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan's "representative contribution rate." Any Qualified Nonelective Contribution taken into account under an Actual Contribution Percentage (ACP) test under Regulation Section 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Regulation Section 1.401(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of this Section (including the determination of the "representative contribution rate" under this Section). For purposes of this Section:

          (1)   The Plan's "representative contribution rate" is the lowest "applicable contribution rate" of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest "applicable contribution rate" of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

          (2)   The "applicable contribution rate" for an eligible NHCE is the sum of the Qualified Matching Contributions (as defined in Regulation Section 1.401(k)-6) taken into account in determining the ADR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for the eligible NHCE for the Plan Year, divided by the eligible NHCE's Code Section 414(s) compensation for the same period.

        Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer's obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for an NHCE to the extent such contributions do not exceed 10 percent (10%) of that NHCE's Code Section 414(s) compensation.

        Qualified Matching Contributions may only be used to calculate an ADR to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Regulation Section 1.401(m)-2(a)(5)(ii) and as set forth in Section 4.7.

        (h)   Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account to determine an ADR to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Regulation Section 1.401(k)-3, 1.401(m)-3, or 1.401(k)-4. Thus, for example, matching contributions that are made pursuant to Regulation Section 1.401(k)-3(c) cannot be taken into account under the ADP test. Similarly, if a plan switches from the current year testing method to the prior year testing method pursuant to Regulation Section 1.401(k)-2(c), Qualified Nonelective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

        (i)    The ADR of any Participant who is a Highly Compensated Employee (HCE) for the Plan Year and who is eligible to have Elective Contributions (as defined in Regulation Section 1.401(k)-6) (and Qualified Nonelective Contributions and/or Qualified Matching Contributions, if treated as Elective Contributions for purposes of the ADP test) allocated to such Participant's accounts under two (2) or more cash or deferred arrangements described in Code Section 401(k), that are maintained by the same Employer, shall be determined as if such Elective Contributions (and, if applicable, such Qualified Nonelective Contributions and/or Qualified Matching Contributions) were made under a single arrangement. If an HCE participates in two or more cash or deferred arrangements of the Employer that have different Plan Years, then all Elective Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. However, for Plan Years beginning before the effective date of this Amendment, if the plans have different Plan Years, then all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single cash or deferred arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code Section 401(k).

        (j)    Plans using different testing methods for the ADP and ACP test. Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ADP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ACP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use:

          (1)   The recharacterization method of Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

          (2)   The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Contributions into account under the ACP test (rather than the ADP test); or

          (3)   The rules of Regulation Section 1.401(k)-2(a)(6)(v) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

        (k)   ADP when no Non-Highly Compensated Employees. If, for the applicable year for determining the ADP of the Non-Highly Compensated Employees for a Plan Year, there are no eligible Non-Highly Compensated Employees, then the Plan is deemed to satisfy the ADP Test for the Plan Year.

        (l)    The multiple use test described in Code Section 401(m) in effect prior to the enactment of the Economic Growth and Tax Relief Reconciliation Act of 2001 shall not apply for Plan Years beginning after December 31, 2001.

4.6   ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

        In the event (or if it is anticipated) that the initial allocations of the Employer Elective Contributions made pursuant to Section 4.4 do (or might) not satisfy one of the tests set forth in Section 4.5(a), the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

          (a)   On or before the fifteenth day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, the Highly Compensated Participant having the largest dollar amount of Elective Contributions (less Catch-Up Contributions) shall have a portion of such Participant's Elective Contributions treated as Catch-Up Contributions and/or distributed until the total amount of Excess Contributions has been treated as Catch-Up Contributions and/or distributed, or until the amount of such Participant's remaining Elective Contributions equals the Elective Contributions (less Catch-Up Contributions) of the Highly Compensated Participant having the second largest dollar amount of Elective Contributions (less Catch-Up Contributions). This process shall continue until the total amount of Excess Contributions has been eliminated. In determining the amount of Excess Contributions to be treated as Catch-Up Contributions and/or distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced pursuant to Section 4.2(e) by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for such Participant's taxable year ending with or within such Plan Year.

            (1)   With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

              (i)    may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

              (ii)   shall be designated by the Employer as a distribution of Excess Contributions (and income).

            Notwithstanding the above, for any Plan Years in which Participant's may make both Roth Elective Deferrals and Pre-Tax Elective Deferrals, the Administrator may operationally implement an ordering rule procedure for the distribution of Excess Contributions. Matching Contributions that relate to Excess Contributions (regardless of whether such Excess Contributions are Pre-Tax Elective Deferrals or Roth Elective Deferrals) shall be treated as a Forfeiture.

            Any distribution of Excess Contributions made pursuant to this subsection shall be made first from unmatched Elective Deferrals (regardless of whether they are attributable to Pre-Tax Elective Deferrals or Roth Elective Deferrals) and, thereafter, from Elective Deferrals which are matched. Matching contributions which relate to Elective Deferrals that are distributed pursuant to this Subsection shall be treated as a Forfeiture to the extent required pursuant to Code Section 401(a)(4) and the Regulations thereunder, unless the related Matching Contribution is distributed as an Excess Aggregate Contribution pursuant to Section 4.8.

            (2)   Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and income.

            (3)   Matching contributions which relate to Excess Contributions shall be forfeited unless the related matching contribution is distributed as an Excess Aggregate Contribution pursuant to Section 4.8.

          (b)   Distributions of Excess Contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the "gap period"). The Administrator has the discretion to determine and allocate income using any of the methods set forth below:

            (1)    Reasonable method of allocating income.    The Administrator may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant's accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution.

            (2)    Alternative method of allocating income.    The Administrator may allocate income to Excess Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

              (i)    Account balance attributable to Elective Contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year, and

              (ii)   Any additional amount of such contributions made for the Plan Year.

            (3)    Safe harbor method of allocating gap period income.    The Administrator may use the safe harbor method in this paragraph to determine income on Excess Contributions for the gap period. Under this safe harbor method, income on Excess Contributions for the gap period is equal to ten percent (10%) of the income allocable to Excess Contributions for the Plan Year that would be determined under paragraph (2) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

            (4)    Alternative method for allocating Plan Year and gap period income.    The Administrator may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (2) above to this aggregate period. This is accomplished by (a) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (b) substituting the amounts taken into account under the ADP test for the Plan Year and the gap period, for the amounts taken into account under the ADP test for the Plan Year in determining the fraction that is multiplied by that income.

          (c)   Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution in accordance with one of the following provisions which contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant eligible to share in the allocation in accordance with such provision. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

            (1)   A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant's 414(s) Compensation for the year (or prior year if the prior year testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.

            (2)   A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in the same proportion that each such Non-Highly Compensated Participant's Deferred Compensation (less Catch-Up Contributions) for the year (or at the end of the prior Plan Year if the prior year testing method is being used) bears to the total Deferred Compensation (less Catch-Up Contributions) of all such Non-Highly Compensated Participants for such year.

            (3)   A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in equal amounts (per capita). However, the maximum amount allocated to any Participant pursuant to this subsection shall be limited to the amount that may be taken into account in applying the ADP test in Section 4.5.

            (4)   A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants electing salary reductions pursuant to Section 4.2 in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated for the year (or at the end of the prior Plan Year if the prior year testing method is used) to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in equal amounts (per capita). However, the maximum amount allocated to any Participant pursuant to this subsection shall be limited to the amount that may be taken into account in applying the ADP test in Section 4.5.

            (5)   A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in Section 4.5(a) is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum "annual addition" pursuant to Section 4.9. This process shall continue until one of the tests set forth in Section 4.5(a) is satisfied (or is anticipated to be satisfied). However, the maximum amount allocated to any Participant pursuant to this subsection shall be limited to the amount that may be taken into account in applying the ADP test in Section 4.5.

          Notwithstanding the above, at the Employer's discretion, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the prior year testing method is being used) shall not be eligible to receive a special Qualified Non-Elective Contribution and shall be disregarded.

          Notwithstanding the above, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the "Actual Deferral Percentage" or "Actual Contribution Percentage" test under the current year testing method for the prior year testing year shall be disregarded.

          (d)   If during a Plan Year, it is projected that the aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would cause the Plan to fail the tests set forth in Section 4.5(a), then the Administrator may automatically reduce the deferral amount of affected Highly Compensated Participants, beginning with the Highly Compensated Participant who has the highest deferral ratio until it is anticipated the Plan will pass the tests or until the actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the next highest actual deferral ratio. This process may continue until it is anticipated that the Plan will satisfy one of the tests set forth in Section 4.5(a). Alternatively, the Employer may specify a maximum percentage of Compensation that may be deferred.

          (e)   Any Excess Contributions (and income) which are distributed on or after 2 1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.

4.7   ACTUAL CONTRIBUTION PERCENTAGE TESTS

        (a)   The "Actual Contribution Percentage" for the Highly Compensated Participant group shall not exceed the greater of:

          (1)   125 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group); or

          (2)   the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group), or such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group) plus 2 percentage points. The provisions of Code Section 401(m) and Regulation 1.401(m)-1(b) are incorporated herein by reference.

        (b)   For the purposes of this Section and Section 4.8, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group), the average of the ratios (calculated separately for each Participant in each group and rounded to the nearest one-hundredth of one percent) of:

          (1)   the sum of Employer matching contributions made pursuant to Section 4.1(b) on behalf of each such Participant for such Plan Year; to

          (2)   the Participant's "414(s) Compensation" for such Plan Year.

          Notwithstanding the above, if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 4.7(a), the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the preceding Plan Year shall be determined pursuant to the provisions of the Plan then in effect.

        (c)   For purposes of determining the "Actual Contribution Percentage," only Employer matching contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions made pursuant to Section 4.1(b) allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-1(b)(5) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

        (d)   For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), this Plan may not be combined with any other plan.

        (e)   For purposes of Sections 4.7(a) and 4.8, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) allocated to the Participant's account for the Plan Year.

        Notwithstanding the above, if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for the purposes of Section 4.7(a), a Non-Highly Compensated Participant shall include any such Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) allocated to the Participant's account for the preceding Plan Year pursuant to the provisions of the Plan then in effect.

        (f)    For the purpose of this Section, when calculating the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group, the current year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

        (g)   Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.8 may be applied separately (or will be applied separately to the extent required by Regulations) to each "plan" within the meaning of Regulation 1.401(m)-5. Furthermore, the provisions of Code Section 401(m)(5)(C) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A). For purposes of applying this provision, the Administrator may use any effective date of participation that is permitted under Code Section 410(b) provided such date is applied on a consistent and uniform basis to all Participants.

4.8   ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

        (a)   In the event (or if it is anticipated) that the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds (or might exceed) the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 4.7(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the largest dollar amount of contributions determined pursuant to Section 4.7(b)(1), the Vested portion of such contributions (and income allocable to such contributions) and, if forfeitable, forfeit such non-Vested Excess Aggregate Contributions attributable to Employer matching contributions (and income allocable to such forfeitures) until the total amount of Excess Aggregate Contributions has been distributed, or until the Participant's remaining amount equals the amount of contributions determined pursuant to Section 4.7(b)(1) of the Highly Compensated Participant having the second largest dollar amount of contributions. This process shall continue until the total amount of Excess Aggregate Contributions has been distributed.

        If the correction of Excess Aggregate Contributions attributable to Employer matching contributions is not in proportion to the Vested and non-Vested portion of such contributions, then the Vested portion of the Participant's Account attributable to Employer matching contributions after the correction shall be subject to Section 7.5(h).

        (b)   Any distribution and/or forfeiture of less than the entire amount of Excess Aggregate Contributions (and income) shall be treated as a pro rata distribution and/or forfeiture of Excess Aggregate Contributions and income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.4.

        (c)   Excess Aggregate Contributions, including forfeited matching contributions, shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

        Forfeited matching contributions that are reallocated to Participants' Accounts for the Plan Year in which the forfeiture occurs shall be treated as an "annual addition" pursuant to Section 4.9(b) for the Participants to whose Accounts they are reallocated and for the Participants from whose Accounts they are forfeited.

        (d)   The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as after-tax voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year.

        (e)   If during a Plan Year the projected aggregate amount of Employer matching contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.7(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.8(a) each affected Highly Compensated Participant's projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 4.7(a).

        (f)    Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution in accordance with one of the following provisions which contribution shall be allocated to the Participant's Account of each Non-Highly Compensated Participant eligible to share in the allocation in accordance with such provision. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

          (1)   A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant's 414(s) Compensation for the year (or prior year if the prior year testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.

          (2)   A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in the same proportion that each such Non-Highly Compensated Participant's Deferred Compensation (less Catch-Up Contributions) for the year (or at the end of the prior Plan Year if the prior year testing method is being used) bears to the total Deferred Compensation (less Catch-Up Contributions) of all such Non-Highly Compensated Participants for such year.

        Notwithstanding the above, at the Employer's discretion, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the prior year testing method is being used) shall not be eligible to receive a special Qualified Non-Elective Contribution and shall be disregarded.

        Notwithstanding the above, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the "Actual Deferral Percentage" or "Actual Contribution Percentage" test under the current year testing method for the prior year testing year shall be disregarded.

4.9   MAXIMUM ANNUAL ADDITIONS

        (a)   Notwithstanding the foregoing, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $40,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or (2) one-hundred percent (100%) of the Participant's "415 Compensation" for such "limitation year." If the Employer contribution that would otherwise be contributed or allocated to the Participant's accounts would cause the "annual additions" for the "limitation year" to exceed the maximum "annual additions," the amount contributed or allocated will be reduced so that the "annual additions" for the "limitation year" will equal the maximum "annual additions," and any amount in excess of the maximum "annual additions," which would have been allocated to such Participant may be allocated to other Participants. For any short "limitation year," the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year" and the denominator of which is twelve (12).

        (b)   For purposes of applying the limitations of Code Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer, (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer and (6) allocations under a simplified employee pension plan. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(1)(1).

        If the "annual additions" under the Plan would cause the maximum "annual additions" to be exceeded for any Participant, and all or a portion of the "excess amount" is treated as a Catch-Up Contribution, then any matching contributions which relate to such Catch-Up Contribution will be used to reduce the Employer contribution in the next "limitation year."

        (c)   For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of Section 4.9(b): (1) rollover contributions (as defined in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); (5) Catch-Up Contributions; and (6) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

        (d)   For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year. The limitation year may only be changed by a Plan amendment. If the Plan is terminated effective as of a date other than the last day of the Plan's limitation year, then the Plan is treated as if the Plan had been amended to change its limitation year.

        (e)   For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all defined contribution plans (whether terminated or not) ever maintained by the Employer (or a "predecessor employer") under which the Participant receives "annual additions" are treated as one defined contribution plan.

        For purposes of aggregating plans for Code Section 415, a "formerly affiliated plan" of an Employer is taken into account for purposes of applying the Code Section 415 limitations to the Employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the "cessation of affiliation."

        Two or more defined contribution plans that are not required to be aggregated pursuant to Code Section 415(f) and the Regulations thereunder as of the first day of a limitation year do not fail to satisfy the requirements of Code Section 415 with respect to a Participant for the limitation year merely because they are aggregated later in that limitation year, provided that no "annual additions" are credited to the Participant's account after the date on which the plans are required to be aggregated.

          (1)   For the purpose of this subsection (e):

            (i)    The "Employer" shall mean the Employer that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Code Sections 414(b), (c), (m) or (o)), except that for purposes of this subsection, the determination shall be made by applying Code Section 514(h), and shall take into account tax-exempt organizations under Regulation Section 1.414(c)-5, as modified by Regulation Section 1.415(a)-1(f)(1).

            (ii)   A former employer is a "predecessor employer" with respect to a Participant in a Plan maintained by the Employer if the Employer maintains a plan under which the Participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the Plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Regulation Section 1.415(f)-1(b)(2) apply as if the Employer and predecessor Employer constituted a single employer under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.

            With respect to an Employer of a Participant, a former entity that antedates the Employer is a "predecessor employer" with respect to the Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

            (iii)  A "formerly affiliated plan" of an Employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the Employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)).

            (iv)  A "cessation of affiliation" means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the Employer under the employer affiliation rules of Regulation Section 1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

        (f)    For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

        (g)   If this is a plan described in Code Section 413(c) (other than a plan described in Code Section 413(f), then all of the benefits or contributions attributable to a Participant from all of the Employers maintaining this Plan shall be taken into account in applying the limits of this Section with respect to such Participant. Furthermore, in applying the limitations of this Section with respect to such a Participant, the total "415 Compensation" received by the Participant from all of the Employers maintaining the Plan shall be taken into account.

        (h)   (1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

          (2)   If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

          (3)   If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

        (i)    For all limitation years beginning on or after July 1, 2007, "annual additions" shall not include restorative payments made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative only if the payments are made in order to restore some or all of the Plan's losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a

Department of Labor order, the Department of Labor's Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered annual additions.

        (j)    Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder.

4.10 ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

        (a)   For all Plan Years beginning prior to July 1, 2007, if, as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.9 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the "excess amount" will be disposed of in one of the following manners, as uniformly determined by the Administrator for all Participants similarly situated.

          (1)   Any unmatched Deferred Compensation and, thereafter, proportionately from Deferred Compensation which is matched and matching contributions which relate to such Deferred Compensation, will be reduced to the extent they would reduce the "excess amount." The Deferred Compensation (and any gains attributable to such Deferred Compensation) will be distributed to the Participant and the Employer matching contributions (and any gains attributable to such matching contributions) will be used to reduce the Employer contribution in the next "limitation year;"

          (2)   If, after the application of paragraph (1) above, an "excess amount" still exists, and the Participant is covered by the Plan at the end of the "limitation year," then the "excess amount" will be used to reduce the Employer contribution (including allocation of any Forfeitures) for such Participant in the next "limitation year," and each succeeding "limitation year" if necessary;

          (3)   If, after the application of subparagraphs (1) and (2) above, an "excess amount" still exists, and the Participant is not covered by the Plan at the end of the "limitation year," then the "excess amount" will be held unallocated in a "Section 415 suspense account." The "Section 415 suspense account" will be applied to reduce future Employer contributions (including allocation of any Forfeitures) for all remaining Participants in the next "limitation year," and each succeeding "limitation year" if necessary;

          (4)   If a "Section 415 suspense account" is in existence at any time during the "limitation year" pursuant to this Section, it will not participate in the allocation of investment gains and losses of the Trust Fund. If a "Section 415 suspense account" is in existence at any time during a particular "limitation year," all amounts in the "Section 415 suspense account" must be allocated and reallocated to Participants' accounts before any Employer contributions or any Employee contributions may be made to the Plan for that "limitation year." Except as provided in (1) above, "excess amounts" may not be distributed to Participants or Former Participants.

          (5)   For purposes of this Article, "excess amount" for any Participant for a "limitation year" shall mean the excess, if any, of (1) the "annual additions" which would be credited to the

  Participant's account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 4.9.

          (6)   For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year."

        (b)   Notwithstanding any provision of the Plan to the contrary, for all Plan Years beginning on or after July 1, 2007, if the "annual additions" are exceeded for any Participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2008-50 or any superseding guidance, including, but not limited to, the preamble of the final Section 415 regulations. The EPCRS currently provides in relevant part the following:

          (1)   Any "excess amount" that is attributable to elective deferrals or after-tax employee contributions (along with earnings attributable thereto), must be distributed to the Participant.

          (2)   If the "excess amount" is attributable to both employer contributions and elective deferral or after-tax contributions, any unmatched Participant's after-tax contributions (adjusted for earnings) shall be distributed first, followed by the unmatched Participant's elective deferrals (adjusted for earnings). If any "excess amount" remains and is attributable to either elective deferrals or after-tax employee contributions that are matched, the "excess amount" is apportioned first to after-tax employee contributions with the associated matching employer contributions and then to elective deferrals with the associated matching employer contributions. Any matching contributions or nonelective employer contribution (adjusted for earnings) which constitutes an excess allocation is then forfeited and placed in the "Section 415 suspense account." The "Section 415 suspense account" will be applied to reduce future Employer contributions (excluding elective deferrals) for all remaining Participants in the current year or succeeding years if necessary. While such amounts remain in the unallocated account, the Employer is not permitted to make contributions to the Plan other than elective deferrals.

4.11 PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS

        (a)   With the consent of the Administrator, amounts may be transferred (within the meaning of Code Section 414(1)) to this Plan from other tax qualified plans under Code Section 401(a) by Eligible Employees, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. Prior to accepting any transfers to which this Section applies, the Administrator may require an opinion of counsel that the amounts to be transferred meet the requirements of this Section. The amounts transferred shall be set up in a separate account herein referred to as a Participant's Transfer Account. Furthermore, for vesting purposes, the Participant's portion of the Participant's Transfer Account attributable to any transfer shall be subject to Section 7.4(c).

        Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

        (b)   Amounts in a Participant's Transfer Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (c) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

        (c)   At Normal Retirement Date, or such other date when the Participant or the Participant's Beneficiary shall be entitled to receive benefits, the Participant's Transfer Account shall be used to provide additional benefits to the Participant or the Participant's Beneficiary. Any distributions of amounts held in a Participant's Transfer Account shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits may be made without Participant consent.

        (d)   The Administrator may direct that Employee transfers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 4.13.

        (e)   This Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under Code Section 401(a)(11) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

        (f)    Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described in Section 9.1.

4.12 ROLLOVERS FROM OTHER PLANS

        (a)   With the consent of the Administrator, the Plan may accept a "rollover" by Eligible Employees, provided the "rollover" will not jeopardize the tax-exempt status of the Plan or create adverse tax consequences for the Employer. Prior to accepting any "rollovers" to which this Section applies, the Administrator may require the Employee to establish (by providing an opinion of counsel, or otherwise) that the amounts to be rolled over to this Plan meet the requirements of this Section. The Employer may instruct the Administrator, operationally and on a nondiscriminatory basis, to limit the source of rollovers that may be accepted by the Plan. The amounts rolled over shall be set up in a separate account herein referred to as a Participant's Rollover Account. Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason. Furthermore, any Roth Elective Deferrals that are accepted as rollovers in this Plan shall be accounted for separately.

        (b)   Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (c) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

        (c)   The Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount credited to the Participant's Rollover Account. Furthermore, amounts in the Participant's Rollover Account shall not be considered as part of a Participant's benefit in determining whether the $5,000 threshold has been exceeded for purposes of the timing or form of payments under the Plan as well as for the Participant consent requirements. Any distributions of amounts held in a Participant's Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

        (d)   The Administrator may direct that Employee "rollovers" made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 4.13.

        (e)   For purposes of this Section the following definitions shall apply:

          (1)   A "rollover" means: (i) amounts transferred to this Plan directly from another "eligible retirement plan;" (ii) distributions received by an Employee from other "eligible retirement plans" which are eligible for tax-free rollover to an "eligible retirement plan" and which are transferred by the Employee to this Plan within sixty (60) days following receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another "eligible retirement plan," (B) were eligible for tax-free rollover to an "eligible retirement plan" and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof; (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of receipt thereof from such conduit individual retirement account; and (v) any other amounts which are eligible to be rolled over to this Plan pursuant to the Code.

          (2)   An "eligible retirement plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), a qualified trust (an employees' trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a)), an annuity plan described in Code Section 403(a), an eligible deferred compensation plan described in Code Section 457(b) which is maintained by an eligible employer described in Code Section 457(e)(1)(A), and an annuity contract described in Code Section 403(b).

4.13 DIRECTED INVESTMENT ACCOUNT

        (a)   Participants may, subject to Section 4.13(d) and a procedure established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest all or a portion of their individual account balances in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures. That portion of the interest of any Participant so directing will thereupon be considered a Participant's Directed Account.

        (b)   As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate as follows:

          (1)   to the extent that the assets in a Participant's Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant's Directed Account shall be based upon the total amount of funds so invested in a manner proportionate to the Participant's share of such pooled investment; and

          (2)   to the extent that the assets in the Participant's Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

        (c)   Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant.

No guarantee is made by the Plan, Employer, Administrator or Trustee that investment directions will be processed on a daily basis, and no guarantee is made in any respect regarding the processing time of an investment direction. Notwithstanding any other provision of the Plan, the Employer, Administrator or Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, Administrator or Trustee. Furthermore, the processing of any investment transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan and considered the applicable Valuation Date for an investment transaction.

        (d)   Except as provided in this Section 4.13(d), a Participant does not have the right to direct the Trustee with respect to the investment or reinvestment of the assets comprising the Participant's ESOP Stock Bonus Contributions Account.

          (1)   Each Participant who attains age 55 or older and who is or becomes 100% vested in the Participant's ESOP Stock Bonus Contributions Account may direct the Trustee as to the investment of 100% of the value of the Participant's Accrued Benefit attributable to Employer Securities (the Eligible Accrued Benefit).

          (2)   Effective January 1, 2007, a Participant who has completed three Years of Service, a Participant who has suffered a Disability, a Beneficiary of such a Participant or a Beneficiary of a deceased Participant (where the Beneficiary has an account under the Plan to which the Beneficiary is entitled to exercise the rights of a Participant) may direct the Trustee as to the investment of up to 100% of the value of the Participant's Accrued Benefit attributable to Employer Securities (the Eligible Accrued Benefit) at any time.

          (3)   The Administrator shall maintain records which indicate the Eligible Accrued Benefit of each Participant.

          (4)   Each Participant who elects to diversify pursuant to this Section 4.13(d) may direct the investment in the same manner as described in Section 4.13(a). Once diversified, the Participant may not direct the investment of the diversified amount to acquire Employer Securities.

        (e)   For the purposes of this Section the following definitions shall apply:

          (1)   "Qualified Participant" means any Participant or Former Participant who has completed ten (10) Years of Service as a Participant and has attained age 55.

          (2)   "Qualified Election Period" means the six (6) Plan Year period beginning with the first Plan Year in which the Participant first became a "Qualified Participant."

4.14 QUALIFIED MILITARY SERVICE

        Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service will be provided in accordance with Code Section 414(u).

ARTICLE V
FUNDING AND INVESTMENT POLICY

5.1   GENERAL POWERS OF THE ADMINISTRATOR

        The Administrator will have the power to establish rules and guidelines, which will be applied on a uniform and non-discriminatory basis, as it deems necessary, desirable or appropriate with regard to accounting procedures and to the timing and method of contributions to and/or withdrawals from the Plan.

5.2   DIRECTION OF INVESTMENT

        (a)    Investment Direction.    Subject to the provisions of this Section, each participant shall have the right to direct the investment of all of his Accounts—other than the ESOP Stock Bonus Contribution Account—among the investment funds that are available under the Plan.

        (b)    Investment Fund.    An Investment Fund means any portion of the assets of the Trust Fund that is either (1) required to be an Investment Fund by the terms of the Plan or (2) is chosen by the Administrator, and is designated by the Administrator in a manner and form acceptable to the Trustee.

        Investment funds under the Plan shall include the JNS Fund, the Janus Mutual Funds and such other investment options, including mutual funds advised and managed by investment companies other than the Company and any affiliate of the Company, as may be selected from time to time by the Plan Administrator or its delegate.

        (c)    General Powers of the Administrator.    The Administrator will have the power to establish rules and guidelines as it deems necessary, desirable or appropriate with regard to the directed investment of contributions in accordance with this Section. Such rules and guidelines are intended to comply with Section 404(c) of ERISA and the regulations thereunder. Included in such powers, but not by way of limitation, are the following powers and rights.

          (1)   To direct the Trustee to temporarily invest those contributions which are pending directed investment in an Investment Fund or in some other manner as determined by the Administrator.

          (2)   To establish rules with regard to the transfer of all or any part of the balance of an Account or Accounts of a given Participant from one Investment Fund to another.

          (3)   Direct the Trustee to maintain any part of the assets of any Investment Fund in cash, or in demand or short-term time deposits bearing a reasonable rate of interest, or in a short-term investment fund that provides for the collective investment of cash balances or in other cash equivalents having ready marketability, including, but not limited to, U.S. Treasury Bills, commercial paper, certificates of deposit, and similar types of short-term securities.

          (4)   To temporarily suspend the ability of Participants to redirect the investment of their Accounts during a transfer of assets between trustees or custodians, during the replacement of funds within the Trust, or at other times deemed necessary with respect to the administration of the Plan.

        Neither the Trustee nor the Administrator will be liable for any loss that results from a Participant's exercise of control over the investment of the Participant's Accounts. If the Participant fails to provide adequate directions, the Administrator will direct the investment of the Participant's Account.

        (d)    Accounting.    The Administrator will maintain a set of accounts for each Investment Fund. The accounts of the Administrator for each Investment Fund will indicate separately the dollar amounts of all contributions made to such Investment Fund by or on behalf of each Participant from time to time. The Administrator will compute the net income from investments; net profits or losses arising from the sale, exchange, redemption, or other disposition of assets, and the prorata share attributable to each Investment Fund of the expenses of the administration of the Plan and Trust and will debit or credit, as the case may be, such income, profits or losses, and expenses to the unsegregated balance in each Investment Fund from time to time. To the extent that the expenses of the administration of the Plan and Trust are not directly attributable to a given Investment Fund, such expenses, as of a given Valuation Date, will be prorated among each Investment Fund; such allocation of expenses will, in general, be performed in accordance with the guidelines which are specified in this Article.

        (e)    Future Contributions.    Each Participant will elect the percentage of those contributions which are subject to Participant direction of investment which are to be deposited to each available Investment Fund. The timing of such election will be specified by the Administrator. Such election will remain in effect until modified. If any Participant fails to make an election by the appropriate date, he will be deemed to have elected an Investment Fund(s) as determined by the Administrator. Elections will be limited to whole percentages or whole dollar amounts.

        (f)    Change in Investment of Existing Balances.    A Participant may file an election with the Administrator to shift the aggregate amount or reasonable increments (as determined by the Administrator) of the balance of his existing Account or Accounts which are subject to Participant direction of investment among the various Investment Funds. Elections will be limited to whole percentages (or such other reasonable increments as determined by the Administrator).

        (g)    Changes in Investment Elections.    Elections with respect to future contributions and/or with respect to changes in the investment of past contributions will be in writing or through such other means as may be approved by the Administrator and in a format specified by the Administrator.

        The Administrator may establish additional rules and procedures with respect to investment election changes including, for example, the number of allowed changes per specified period, the amount of reasonable fee, if any, which will be charged to the Participant for making a change, specified dates or cutoff dates for making a change, etc.

        (h)    Addition and Deletion of Investment Funds; Maintenance and Administration of Accounts.     Investment Funds may be deleted or added from time to time by the Administrator. Investment funds other than the Janus Stock Fund ("JNS Fund"), the KCSI Stock Fund and the Janus Mutual Funds may be deleted from time to time at the direction of the Administrator, provided that the Administrator must at all times maintain an array of mutual funds other than Janus Mutual funds that constitute a "broad range of investment alternatives" within the meaning of 29 C.F.R. §2550.404c-1(b)(2)(iii)(C)(1). The JNS Fund, the KCSI Fund and the Janus Mutual Funds may be removed as investment options under the Plan only by amendment of the Plan by the Employer. For each Investment Fund required by the terms of the Plan or chosen by the Administrator, the Administrator will maintain a separate set of accounts, and the Administrator shall establish guidelines for the proper administration of affected accounts when an investment fund is added or deleted, whether at the direction of the Administrator or by amendment of the Plan.

        (i)    Trading Restrictions.    The Administrator shall observe restrictions on the trading activity of the Plan Participants and Beneficiaries that are substantially the same as those imposed by the Employer on its employees or required by law in order to prevent illegal or abusive trading practices. Nothing in this Plan shall confer on a Participant or Beneficiary the right to direct assets credited to his Plan Account or to obtain a distribution from the Plan in violation of any such Plan restrictions. The observance of an compliance with any such Plan restriction shall not give rise to a blackout as that term is defined in Section 101(i)(7) of ERISA and the Department of Labor Regulation codified in 29 U.S.C. §2520.101-3(d)(1).

5.3   VALUATION PROCEDURE

        As of each Valuation Date, the Administrator will determine from the Trustee the fair market value of each Investment Fund and will, subject to the provisions of this Article, determine the allocation of such value among the Accounts of the Participants; in doing so, the Administrator will in the following order:

          (a)   Credit or charge, as appropriate, to the proper Accounts all contributions, payments, transfers, forfeitures, withdrawals or other distributions made to or from such Accounts since the last preceding Valuation Date and that have not been previously credited or charged.

          (b)   Credit or charge, as applicable, each Account with its pro rata portion of the appreciation or depreciation in the fair market value of each Investment Fund since the prior Valuation Date. Such appreciation or depreciation will reflect investment income, realized and unrealized gains and losses, other investment transactions and expenses paid from each Investment Fund.

5.4   ESOP DIVERSIFICATION

        Except as provided in this Section 5.4, a Participant does not have the right to direct the Trustee with respect to the investment or reinvestment of the assets comprising the Participant's ESOP Stock Bonus Contributions Account.

          (a)   Each Participant who attains age 55 or older and who is or becomes 100% vested in the Participant's ESOP Stock Bonus Contributions Account, in accordance with Section 7.4(c), may direct the Trustee as to the investment of 100% of the value of the Participant's Accrued Benefit attributable to Employer Securities (the Eligible Accrued Benefit).

          (b)   Effective January 1, 2007, a Participant who has completed three Years of Vesting Service, a Participant who has suffered a Disability, a Beneficiary of such a Participant or a Beneficiary of a deceased Participant (where the Beneficiary has an account under the Plan to which the Beneficiary is entitled to exercise the rights of a Participant) may direct the Trustee as to the investment of up to 100% of the value of the Participant's Accrued Benefit attributable to Employer Securities (the Eligible Accrued Benefit) at any time.

          (c)   The Administrator shall maintain records which indicate the Eligible Accrued Benefit of each Participant.

          (d)   Each Participant who elects to diversify pursuant to this Section 5.4 may direct the investment in the same manner as described in Section 4.13. Once diversified, the Participant may not direct the investment of the diversified amount to acquire Employer Securities.

5.5   RESERVED.

5.6   DIVIDENDS

        All dividends paid with respect to Employer Securities owned by the Trust shall be paid to the Plan and reinvested in Employer Securities.

ARTICLE VI
VALUATIONS

6.1   VALUATION OF THE TRUST FUND

        The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value (or their contractual value in the case of a Contract or Policy) as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Trustee may update the value of any shares held in the Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.

6.2   METHOD OF VALUATION

        Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent Valuation Date under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value. Company Stock not readily tradeable on an established securities market shall be valued by an independent appraiser meeting requirements similar to the requirements of the Regulations prescribed under Code Section 170(a)(1).

ARTICLE VII
DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1   DETERMINATION OF BENEFITS UPON RETIREMENT

        Every Participant may terminate employment with the Employer and retire for the purposes hereof on the Participant's Normal Retirement Date. However, a Participant may postpone the termination of employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until such Participant's Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant's Combined Account in accordance with Sections 7.5 and 7.6.

7.2   DETERMINATION OF BENEFITS UPON DEATH

        (a)   Upon the death of a Participant before the Participant's Retirement Date or other termination of employment, all amounts credited to such Participant's Combined Account shall become fully Vested. If elected, distribution of the Participant's Combined Account shall commence not later than one (1) year after the close of the Plan Year in which such Participant's death occurs. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary.

        (b)   Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

        (c)   Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the death benefit.

        (d)   The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

        (e)   The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than the spouse if:

          (1)   the spouse has waived the right to be the Participant's Beneficiary, or

          (2)   the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

          (3)   the Participant has no spouse, or

          (4)   the spouse cannot be located.

          In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written (or in such other form as permitted by the Internal Revenue Service) notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing (or in such other form as permitted by the Internal Revenue Service) to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.

        (f)    In the event no valid designation of Beneficiary exists, or if the Beneficiary is not alive at the time of the Participant's death, the death benefit will be paid in the following order of priority to:

          (1)   the Participant's surviving spouse;

          (2)   the Participant's children, including adopted children, per stirpes;

          (3)   the Participant's surviving parents in equal shares; or

          (4)   the Participant's estate.

          If the Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary's designated Beneficiary (or if there is no designated Beneficiary, to the Beneficiary's) estate.

        (g)   Notwithstanding anything in this Section to the contrary, if a Participant has designated the spouse as a Beneficiary, then a divorce decree or a legal separation that relates to such spouse shall revoke the Participant's designation of the spouse as a Beneficiary unless the decree or a qualified domestic relations order (within the meaning of Code Section 414(p)) provides otherwise.

        (h)   Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing (or in such other form as permitted by the Internal Revenue Service), must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

7.3   DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

        In the event of a Participant's Total and Permanent Disability prior to the Participant's Retirement Date or other termination of employment, all amounts credited to such Participant's Combined Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Administrator, in accordance with the provisions of Sections 7.5 and 7.6, shall direct the distribution to such Participant of all Vested amounts credited to such Participant's Combined Account. If such Participant elects, distribution shall commence not later than one (1) year after the close of the Plan Year in which Total and Permanent Disability occurs.

7.4   DETERMINATION OF BENEFITS UPON TERMINATION

        (a)   If a Participant's employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or retirement, then such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 7.4.

        If a portion of a Participant's Account is forfeited, Company Stock allocated to the Participant's ESOP Stock Bonus Contributions Account must be forfeited only after the Participant's Other Investments Account has been depleted. If interest in more than one class of Company Stock has been allocated to a Participant's Account, the Participant must be treated as forfeiting the same proportion of each such class.

        Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee that the entire Vested portion of the Terminated Participant's Combined Account to be payable to such Terminated Participant as soon as administratively feasible after termination of employment. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

        (b)   A Participant shall become fully Vested in the Participant's Account attributable to Participant Pre-tax Elective Deferrals and Roth Elective Deferrals made pursuant to Section 4.2(a) and Employer matching contributions made pursuant to Section 4.1(b) immediately upon entry into the Plan.

        (c)   The Vested portion of any Participant's Account attributable to discretionary contributions credited to a Participant's ESOP Stock Bonus Contribution Account pursuant to Section 4.1(c)(1) or to Participant's Profit Sharing Account pursuant to Section 4.1(c)(2) shall be a percentage of the total amount credited to the Participant's Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

Vesting Schedule
Employer Discretionary Stock Bonus Contributions

Years of Service	Percentage
1	20%
2	40%
3	60%
4	80%
5	100%

        (d)   Notwithstanding the vesting schedule above, the Vested percentage of a Participant's Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement. However, any Participant who terminated employment prior to January 1, 2006, shall have their vested percentage determined pursuant to the vesting in effect at the time of their termination of employment.

        (e)   Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts then credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

        (f)    The computation of a Participant's nonforfeitable percentage of such Participant's interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule, then each Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have such Participant's nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

          (1)   the adoption date of the amendment,

          (2)   the effective date of the amendment, or

          (3)   the date the Participant receives written notice of the amendment from the Employer or Administrator.

        (g)   The Accrued Benefit of each Participant who terminates employment with the Employer on account of a Job Elimination (defined below) shall be fully vested and 100% nonforfeitable. "Job Elimination" shall mean the termination of a Participant's employment with all Employers as a result of the elimination of the Participant's position in the group, division, department or branch in which the Participant works, because of a corporate transaction or reorganization, outsourcing, technology change, reduced work volume or another business reason. A Participant's termination of employment with the Employers is not on account of a Job Elimination if the Participant's employment is terminated due to death, disability, voluntary termination of employment, or any involuntary termination of employment initiated by an Employer for cause, inadequate job performance or any other reason that results in the Participant's position remaining open to be filled by a new hire.

7.5   DISTRIBUTION OF BENEFITS

        (a)   The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or such Participant's Beneficiary any amount to which the Participant is entitled under the Plan in a single sum payment. However, the single sum payment requirement shall apply independently to distributions of Employer Securities and distribution of all assets other than Employer Securities, so as to enable a Participant to obtain a distribution of all Employer Securities in the Participant's Account while deferring distribution of all assets other than Employer Securities, or vice-versa. No partial distributions of Employer Securities or assets other than Employer Securities shall be allowed.

        All distributions of Employer Securities in a Participant's account shall be made in-kind in the form of Employer Securities. A Participant may, however, elect to receive distributions in cash based on the fair market value of the Employer Securities as of the Valuation Date corresponding to the distribution or in a combination of cash and Employer Securities. Any fractional share of an Employer Security shall be paid in cash.

        (b)   Any distribution to a Participant who has a benefit which exceeds $1,000, shall require such Participant's written (or in such other form as permitted by the Internal Revenue Service) consent if such distribution is to occur prior to the time the benefit is "immediately distributable." A benefit is "immediately distributable" if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant's Normal Retirement Age or age 62. With regard to this required consent:

          (1)   The Participant must be informed of the right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the distribution of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 7.7.

          (2)   Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the date the distribution is made.

          (3)   Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the date the distribution is made.

          (4)   No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

        Any such distribution may occur less than thirty (30) days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

        (c)   Reserved.

        (d)   Reserved.

        (e)   Any part of a Participant's benefit which is retained in the Plan after the Anniversary Date on which the Participant's participation ends will continue to be treated as a ESOP Stock Bonus Contributions Account or as an Other Investments Account (subject to Section 7.4(a)) as provided in Article IV. However, neither account will be credited with any further Employer contributions or Forfeitures.

        (f)    Required minimum distributions (Code Section 401(a)(9)).    Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits shall be made in accordance with the requirements of Section 7.7.

        (g)   Except as limited by Sections 7.5 and 7.6, whenever the Trustee is to make a distribution, the distribution may be made on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall occur not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

          (1)   the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein;

          (2)   the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

          (3)   the date the Participant terminates his service with the Employer.

        (h)   If a distribution is made to a Participant who has not severed employment and who is not fully Vested in the Participant's Account and the Participant may increase the Vested percentage in such account, then, at any relevant time the Participant's Vested portion of the account will be equal to an amount ("X") determined by the formula:

X equals P(AB plus D) - D

        For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of distribution.

7.6   HOW PLAN BENEFIT WILL BE DISTRIBUTED

        The form of benefit will be a single sum payment. However, the single sum payment requirement shall apply independently to distributions of Employer Securities and distribution of all other assets other than Employer Securities, so as to enable a Participant to obtain a distribution of all Employer Securities in the Participant's account while deferring distribution of all assets other than Employer Securities, or vice-versa. No partial distributions of Employer Securities or assets other than Employer Securities shall be allowed.

        All distributions of Employer Securities in a Participant's account shall be made in-kind in the form of Employer Securities. A Participant may, however, elect to receive distributions in cash on the fair market value of the Employer Securities as of the Valuation Date corresponding to the distribution or in combination of cash and Employer Securities. Any fractional share of an Employer Security shall be paid in cash.

7.7   REQUIRED MINIMUM DISTRIBUTIONS

        (a)    General Rules

          (1)    Precedence.    The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

          (2)    Requirements of Treasury Regulations Incorporated.    All distributions required under this Section will be determined and made in accordance with the Regulations under Code Section 401(a)(9).

          (3)    TEFRA Section 242(b)(2) Elections.    Notwithstanding the other provisions of this Section and the Plan, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

        (b)    Time and Manner of Distribution

          (1)    Required Beginning Date.    The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

          (2)    Death of Participant Before Distributions Begin.    If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

            (i)    If there is no designated beneficiary as of September 30th of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31st of the calendar year containing the fifth anniversary of the Participant's death.

            For purposes of this Section 7.7(b)(2) and Section 7.7(b)(3), distributions are considered to begin on the Participant's required beginning date.

          (3)    Forms of Distribution.    Unless the Participant's interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 7.7(c) and 7.7(d).

        (c)    Required minimum distributions during Participant's lifetime

          (1)    Amount of Required Minimum Distribution For Each Distribution Calendar Year.    During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

            (i)    the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

            (ii)   if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

          (2)    Lifetime Required Minimum Distributions Continue Through Year of Participant's Death.    Required minimum distributions will be determined under this Section 7.7(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

        (d)    Required minimum distributions after Participant's death

          (1)    Death On or After Date Distributions Begin.

            (i)    Participant Survived by designated beneficiary.    If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

              (A)  The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

              (B)  If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

              (C)  If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

            (ii)    No designated beneficiary.    If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30th of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the

    Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

          (2)    Death Before Date Distributions Begin.

            (i)    Participant Survived by designated beneficiary.    Except as provided in Section 7.7(b)(3), if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in Section 7.7(d)(1).

            (ii)    No designated beneficiary.    If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30th of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31st of the calendar year containing the fifth anniversary of the Participant's death.

        (e)    Definitions.    For purposes of this Section, the following definitions apply:

          (1)   "Designated beneficiary" means the individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9) and Regulation Section 1.401(a)(9)-1, Q&A-4.

          (2)   "Distribution calendar year" means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's "Required beginning date." For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7.7(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's "Required beginning date." The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's "Required beginning date" occurs, will be made on or before December 31st of that distribution calendar year.

          (3)   "Life expectancy" means the life expectancy as computed by use of the Single Life Table in Regulation Section 1.401(a)(9)-9.

          (4)   "Participant's account balance" means the Participant's account balance as of the last valuation date in the calendar year immediately preceding the "Distribution calendar year" (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the account balance as of the dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the "Distribution calendar year" if distributed or transferred in the valuation calendar year.

          (5)   "Required beginning date" means, with respect to any Participant, April 1st of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires, except that benefit distributions to a "5-percent owner" must commence by April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2.

          (6)   "5-percent owner" means a Participant who is a 5-percent owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a 5-percent owner under this Section they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

7.8   DISTRIBUTION FOR MINOR OR INCOMPETENT INDIVIDUAL

        In the event a distribution is to be made to a minor or incompetent individual, then the Administrator may direct that such distribution be paid to the legal guardian, or if none in the case of a minor Beneficiary, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal the guardian, custodian or parent of a minor or incompetent individual shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

7.9   LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

        In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable may either, at the discretion of the Administrator, treated as a Forfeiture or paid directly to an individual retirement account described in Code Section 408(a) or individual retirement annuity described in Code Section 408(b) pursuant to the Plan. However, the foregoing shall also apply prior to the later of a Participant's attainment of age 62 or Normal Retirement Age if, pursuant to the terms of the Plan, a mandatory distribution may be made to the Participant without the Participant's consent and the amount of such distribution is not more than $1,000. In the event a Participant or Beneficiary is located subsequent to a Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. However, regardless of the preceding, a benefit which is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.

7.10 PRE-RETIREMENT DISTRIBUTION

        Unless otherwise provided, at such time as a Participant shall have attained the age of 59 1/2 years, the Administrator, at the election of the Participant who has not severed employment with the Employer, shall direct the Trustee to distribute all or a portion of the amount then credited to the accounts maintained on behalf of the Participant. However, no distribution from a segregated portion of the Participant's account shall occur prior to 100% vesting of such segregated portion. No distribution shall be made from the Participant's account unless the Participant has completed five (5) years of participation in the Plan. In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Sections 7.5 or 7.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

        Notwithstanding the above, pre-retirement distributions from a Participant's Elective Account shall not be permitted prior to the Participant attaining age 59 1/2 except as otherwise permitted under the terms of the Plan.

7.11 ADVANCE DISTRIBUTION FOR HARDSHIP

        (a)   The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of 100% of the Participant's Elective Account and Participant's Transfer/Rollover Account valued as of the last Valuation Date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation

Date immediately preceding the date of distribution, and the Participant's Elective Account and Participant's Transfer/Rollover Account shall be reduced accordingly. Withdrawal under this Section shall be authorized if the distribution is on account of:

          (1)   Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

          (2)   Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

          (3)   Payments for burial or funeral expenses for the Participant's deceased parent, spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B));

          (4)   Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, and the Participant's spouse, children, or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B);

          (5)   Payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence;

          (6)   Expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income);

          (7)   An immediate and heavy financial need of the Participant provided that the Administrator applies the need to all Participants in a uniform and nondiscriminatory manner; or

          (8)   As of January 1, 2008, an immediate and heavy financial need of the Participant's primary Beneficiary under the Plan, that would constitute a hardship event if it occurred with respect to the Participant's spouse or dependent as defined under Code Section 152 (such hardship events being limited to educational expenses, funeral expenses and certain medical expenses). For purposes of this provision, a Participant's "primary Beneficiary under the Plan" is an individual who is named as a Beneficiary under the Plan and has an unconditional right to all or a portion of the Participant's account balance under the Plan upon the Participant's death.

        (b)   No distribution shall be made pursuant to this Section unless the Administrator determines, based upon all relevant facts and circumstances, that the amount to be distributed is not in excess of the amount required to relieve the financial need and that such need cannot be satisfied from other resources reasonably available to the Participant. For this purpose, the Participant's resources shall be deemed to include those assets of the Participant's spouse and minor children that are reasonably available to the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. A distribution may be treated as necessary to satisfy a financial need if the Administrator relies upon the Participant's representation that the need cannot be relieved:

          (1)   Through reimbursement or compensation by insurance or otherwise;

          (2)   By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself increase the amount of the need;

          (3)   By cessation of elective deferrals under the Plan; or

          (4)   By other distributions or loans from the Plan or any other qualified retirement plan, or by borrowing from commercial sources on reasonable commercial terms, to the extent such amounts would not themselves increase the amount of the need.

        (c)   Notwithstanding the above, distributions from the Participant's Elective Account pursuant to this Section shall be limited solely to the Participant's total Deferred Compensation as of the date of distribution, reduced by the amount of any previous distributions pursuant to this Section and Section 7.10.

        (d)   Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

7.12 QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

        All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

7.13 CORRECTIVE DISTRIBUTIONS

        Nothing in this Article shall preclude the Administrator from making a distribution to a Participant to the extent such distribution is made to correct a qualification defect in accordance with the correction procedures under the IRS's Employee Plans Compliance Resolution System or any other voluntary compliance programs.

ARTICLE VIII
TRUSTEE

8.1   BASIC RESPONSIBILITIES OF THE TRUSTEE

        (a)   The Trustee shall have the following categories of responsibilities:

          (1)   Consistent with the "funding policy and method" determined by the Employer, to invest, manage, and control the Plan assets subject, however, to the direction of a Participant with respect to Participant Directed Accounts, the Employer or an Investment Manager appointed by the Employer or any agent of the Employer;

          (2)   At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries; and

          (3)   To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report pursuant to Section 8.8.

        (b)   In the event that the Trustee shall be directed by a Participant (pursuant to the Participant Direction Procedures), or the Employer, an Investment Manager or other agent appointed by the Employer with respect to the investment of any or all Plan assets, the Trustee shall have no liability with respect to the investment of such assets, but shall be responsible only to execute such investment instructions as so directed.

          (1)   The Trustee shall be entitled to rely fully on the written (or other form acceptable to the Administrator and the Trustee, including, but not limited to, voice recorded) instructions of a

  Participant (pursuant to the Participant Direction Procedures), or the Employer, or any Fiduciary or nonfiduciary agent of the Employer, in the discharge of such duties, and shall not be liable for any loss or other liability, resulting from such direction (or lack of direction) of the investment of any part of the Plan assets.

          (2)   The Trustee may delegate the duty of executing such instructions to any nonfiduciary agent, which may be an affiliate of the Trustee or any Plan representative.

          (3)   The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such directions improper by virtue of applicable law. The Trustee shall not be responsible or liable for any loss or expense which may result from the Trustee's refusal or failure to comply with any directions from the Participant.

          (4)   Any costs and expenses related to compliance with the Participant's directions shall be borne by the Participant's Directed Account, unless paid by the Employer.

        (c)   If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

8.2   INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

        (a)   The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, open-end or close-end mutual funds, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee will invest the Trust Fund in accordance with the proper directions of the Plan Administrator. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times the Plan may qualify as an Employee Stock Ownership Plan and Trust.

        (b)   The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

        (c)   The Trustee may transfer to a common, collective, pooled trust fund or money market fund maintained by any corporate Trustee or affiliate thereof hereunder, all or such part of the Trust Fund as the Trustee may deem advisable, and such part or all of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, pooled trust fund or money market fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts. The Trustee may transfer any part of the Trust Fund intended for temporary investment of cash balances to a money market fund maintained by The Charles Schwab Trust Company or its affiliates. The Trustee may withdraw from such common, collective, pooled trust fund or money market fund all or such part of the Trust Fund as the Trustee may deem advisable.

        (d)   In the event the Trustee invests any part of the Trust Fund, pursuant to the directions of the Administrator, in any shares of stock issued by the Employer, and the Administrator thereafter directs the Trustee to dispose of such investment, or any part thereof, under circumstances which, in the opinion of counsel for the Trustee, require registration of the securities under the Securities Act of 1933 and/or qualification of the securities under the Blue Sky laws of any state or states, then the Employer at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration and/or qualification.

8.3   OTHER POWERS OF THE TRUSTEE

        The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised in the Trustee's sole discretion:

          (a)   To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

          (b)   To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

          (c)   To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property. However, the Trustee shall not vote proxies relating to securities for which it has not been assigned full investment management responsibilities. In those cases where another party has such investment authority or discretion, the Trustee will deliver all proxies to said party who will then have full responsibility for voting those proxies;

          (d)   To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees, in a clearing corporation, in a depository, or in entry form or in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

          (e)   To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

          (f)    To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

          (g)   To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

          (h)   To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

          (i)    To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

          (j)    To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

          (k)   To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

          (l)    To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest or in cash or cash balances without liability for interest thereon, including the specific authority to invest in any type of deposit of the Trustee (or of a financial institution related to a Trustee);

          (m)  To invest in Treasury Bills and other forms of United States government obligations;

          (n)   To invest in shares of investment companies registered under the Investment Company Act of 1940, including any money market fund advised by or offered through The Charles Schwab Trust Company;

          (o)   To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations including the specific authority to make deposit into any savings accounts or certificates of deposit of the Trustee (or a financial institution related to the Trustee);

          (p)   To vote Company Stock as provided in Section 8.5;

          (q)   To consent to or otherwise participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to Company Stock or any other securities and to pay any assessments or charges in connection therewith;

          (r)   To deposit such Company Stock (but only if such deposit does not violate the provisions of Section 8.5 hereof) or other securities in any voting trust, or with any protective or like committee, or with a trustee or with depositories designated thereby;

          (s)   To sell or exercise any options, subscription rights and conversion privileges and to make any payments incidental thereto;

          (t)    To exercise any of the powers of an owner, with respect to such Company Stock and other securities or other property comprising the Trust Fund. The Administrator, with the Trustee's approval, may authorize the Trustee to act on any administrative matter or class of matters with respect to which direction or instruction to the Trustee by the Administrator is called for hereunder without specific direction or other instruction from the Administrator;

          (u)   To appoint a nonfiduciary agent or agents to assist the Trustee in carrying out any investment instructions of Participants and of any Investment Manager or Fiduciary, and to compensate such agent(s) from the assets of the Plan, to the extent not paid by the Employer;

          (v)   To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange regardless of whether such options are covered; and

          (w)  To sell, purchase and acquire Company Stock on the open market and to sell, purchase and acquire authorized but unissued shares of Company Stock, including treasury shares,

          (x)   To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

8.4   LOANS TO PARTICIPANTS

        Loans to Participants are permitted pursuant to the terms and conditions set forth in this Section 8.4, except that a loan shall not be permitted to a Participant who is no longer an Employee or to a Beneficiary. A Participant's request for a loan shall be granted or denied based on uniform and nondiscriminatory standards established by the Committee.

        The Committee reserves the right to cease making loans at any time without prior notice to Participants.

          (a)    Loan Application, Notice and Security.    A Participant may apply for a loan at such times, in such manner and with the advance notice prescribed by the Committee. The Committee may impose a loan application fee and/or loan maintenance fee provided such fees are imposed on a uniform and nondiscriminatory basis.

          Each loan shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on such portion of his or her Account.

          (b)    Maximum Number of Loans.    A Participant may have up to two loans outstanding at any time.

          (c)    Loan Funding Limits and Account Sources.    The loan amount must meet all of the following limits as determined as of the Valuation Date the loan is processed and shall be funded from the Participant's Accounts as follows:

            (1)    Minimum Loan Amount.    The minimum amount for any loan is $1,000.

            (2)    Maximum Loan Amount.    The maximum a Participant may borrow, including the aggregate outstanding balances of existing Plan loans, is 50% of his or her vested Account balance, not to exceed $50,000. However, the $50,000 maximum is reduced by the excess of:

              (i)    The Participant's highest aggregate outstanding Plan loan balance during the twelve-month period ending on the Valuation Date the loan is processed; over

              (ii)   The Participant's aggregate outstanding Plan loan balance on the Valuation Date the loan is processed.

            (3)    Account Sources.    A Participant may borrow from his or her Accounts; provided, however, that a Participant may not borrow from his or her Discretionary ESOP Stock Bonus Contributions Account to the extent that such account is invested in Janus Capital Group Inc. stock.

          (d)    Source and Timing of Loan Funding.    A loan to a Participant shall be made solely from the assets of his or her own Account. The loan shall be funded immediately following the Valuation Date the loan is processed. Payment shall be made to the Participant as soon thereafter as administratively feasible.

          (e)    Loan Term.    The maximum loan period is five years; provided, however, that if the loan is a primary residence loan the maximum loan period is fifteen years.

          (f)    Loan Payments.    The loan shall be subject to a substantially level amortization schedule requiring periodic payments of interest and principal made no less frequently than quarterly. The Committee may require a minimum payment amount.

          Loan payments shall be made through mandatory payroll deduction. A Participant on an unpaid leave of absence of up to one year may elect to suspend loan payments during the leave of absence. Notwithstanding the preceding sentence, if the Employer so determines, loan payments will be suspended under the Plan in connection with qualifying military service as permitted under Code section 414(u).

          A Participant may repay with cashiers check or money order, at any time and without penalty, the entire principal balance then outstanding on his or her loan and the interest due to date on the prepaid portion. Partial prepayment is not permitted.

          Loan principal shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments are credited to the Investment Funds based upon the Participant's investment election currently in effect for new deposits to his or her Accounts.

          (g)    Loan Interest Rate.    The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Committee, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances.

          (h)    Loan Default and Foreclosure.    A loan shall be in default and become due and payable in full if any payment is not made within 90 days of the date it is due or if full payment is not made within 90 days of the Participant's death. The Committee shall use reasonable effort to attempt to give the Participant (or his or her Beneficiary) written notice of default in advance of the end of the 90-day grace period. If an event of default is not cured within the grace period, the Committee shall declare a default in the amount of the unpaid principal balance of the loan and interest thereon to the date of the default. The default shall be declared whether or not the Participant has received advance notice of the default from the Committee.

          If a the time of a default the Participant no longer is an Employee or has attained age 59 1/2, the Committee shall direct the Trustee to satisfy the default through a loan offset distribution that treats the defaulted amount as an actual distribution from the Plan. The Participant's Account shall be reduced by the amount of the defaulted amount, and any subsequent distribution from the Account shall be net of this prior distribution.

          A Participant who has defaulted on a loan shall be prohibited from initiating another loan.

          (i)    Loan Call.    The Committee shall have the right to call a Participant's loan once the Participant's employment with the Employer has terminated or if the Plan is terminated.

8.5   VOTING COMPANY STOCK

        The Trustee shall vote all Company Stock held by it as part of the Plan assets at such time and in such manner as the Administrator shall direct. Provided, however, that if any agreement entered into by the Trust provides for voting of any shares of Company Stock pledged as security for any obligation of the Plan, then such shares of Company Stock shall be voted in accordance with such agreement. If the Administrator fails or refuses to give the Trustee timely instructions as to how to vote any Company Stock as to which the Trustee otherwise has the right to vote, the Trustee shall not exercise its power to vote such Company Stock and shall consider the Administrator's failure or refusal to give timely instructions as an exercise of the Administrator's rights and a directive to the Trustee not to vote said Company Stock.

        Notwithstanding the foregoing, if the Employer has a registration-type class of securities, each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock which is entitled to vote and which is allocated to the ESOP Stock Bonus Contributions Account of such Participant or Beneficiary is to be voted. If the Employer does not have a registration-type class of securities, each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the ESOP Stock Bonus Contributions Account of such Participant or Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in Regulations. For purposes of this Section the term "registration-type class of securities" means:

          (A) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12.

        If the Employer does not have a registration-type class of securities and the by-laws of the Employer require the Plan to vote an issue in a manner that reflects a one-man, one-vote philosophy, each Participant or Beneficiary shall be entitled to cast one vote on an issue and the Trustee shall vote the shares held by the Plan in proportion to the results of the votes cast on the issue by the Participants and Beneficiaries.

8.6   DUTIES OF THE TRUSTEE REGARDING PAYMENTS

        At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

8.7   TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES

        The Trustee shall be paid such reasonable compensation as set forth in the Trustee's fee schedule (if the Trustee has such a schedule) or as agreed upon in writing by the Employer and the Trustee. However, an individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

8.8   ANNUAL REPORT OF THE TRUSTEE

        (a)   Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer contribution for each Plan Year, the Trustee, or its agent, shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

          (1)   the net income, or loss, of the Trust Fund;

          (2)   the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

          (3)   the increase, or decrease, in the value of the Trust Fund;

          (4)   all payments and distributions made from the Trust Fund; and

          (5)   such further information as the Trustee and/or Administrator deems appropriate.

        (b)   The Employer, promptly upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding on the Employer and the Trustee as to all matters contained in the statement to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties. However, nothing contained in this Section shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

8.9   AUDIT

        (a)   If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of the audit setting forth the accountant's opinion as to whether any statements, schedules or lists that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently.

        (b)   All auditing and accounting fees shall be an expense of and may, at the election of the Employer, be paid from the Trust Fund.

        (c)   If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated, supervised, and subject to periodic examination by a state or federal agency, then it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or by such other date as may be prescribed under regulations of the Secretary of Labor.

8.10 RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

        (a)   Unless otherwise agreed to by both the Trustee and the Employer, a Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of resignation.

        (b)   Unless otherwise agreed to by both the Trustee and the Employer, the Employer may remove a Trustee at any time by delivering to the Trustee, at least thirty (30) days before its effective date, a written notice of such Trustee's removal.

        (c)   Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

        (d)   The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been named as Trustee herein immediately upon the death, resignation, incapacity, or removal of the predecessor.

        (e)   Whenever any Trustee hereunder ceases to serve as such, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which the individual or entity served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 8.8 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section 8.8 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 8.8 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 8.8 and this subparagraph.

8.11 TRANSFER OF INTEREST

        Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of a Participant to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

8.12 TRUSTEE INDEMNIFICATION

        The Employer agrees to indemnify and hold harmless the Trustee against any and all claims, losses, damages, expenses and liabilities the Trustee may incur in the exercise and performance of the Trustee's power and duties hereunder, unless the same are determined to be due to gross negligence or willful misconduct.

8.13 DIRECT ROLLOVER

        (a)   Notwithstanding any provision of the Plan to the contrary that would otherwise limit a "distributee's" election under this Section, a "distributee" may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" that is equal to at least $500 paid directly to an "eligible retirement plan" specified by the "distributee" in a "direct rollover."

        (b)   For purposes of this Section the following definitions shall apply:

          (1)   An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the "distributee," except that an "eligible rollover distribution" does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the "distributee" or the joint lives (or joint life expectancies) of the "distributee" and the "distributee's" designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV); and any other distribution that is reasonably expected to total less than $200 during a year. For purposes of applying this subparagraph to amounts that are reasonably expected to total less than $200 during a year, the portion of the Participant's Elective Account attributable to Roth Elective Contributions shall be treated separately. Accordingly, the Plan shall not provide for a direct rollover (including an automatic rollover) for distributions of a Participant's Elective Account attributable to Roth Elective Contributions if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any such amounts are not taken into account in determining whether distributions from a Participant's other accounts are reasonably expected to total less than $200 during a year.

          (2)   An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), (other than an endowment contract), a qualified trust (an employees' trust) described in Code Section 401(a) which is exempt from tax under Code Section 501(a), an annuity plan described in Code Section 403(a), an eligible deferred compensation plan described in Code Section 457(b) which is maintained by an eligible employer described in Code Section 457(e)(1)(A), and an annuity contract described in Code Section 403(b), that accepts the "distributee's" "eligible rollover distribution." However, in the case of an "eligible rollover distribution" to the surviving spouse, an "eligible retirement plan" is an individual retirement account or individual retirement annuity.

          (3)   A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are "distributees" with regard to the interest of the spouse or former spouse. For distributions after December 31, 2007, a non-spouse Beneficiary who is a "designated beneficiary" under Code Section 401(a)(9)(E) and the regulations thereunder, by a "direct rollover," may roll over all or any portion of his or her distribution to an individual retirement account the Beneficiary establishes for purposes of receiving the distribution, provided, the distribution otherwise satisfies the definition of an "eligible rollover distribution." If the Participant's named Beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated Beneficiary within the meaning of Code Section 401(a)(9)(E).

          (4)   A "direct rollover" is a payment by the Plan to the "eligible retirement plan" specified by the "distributee."

ARTICLE IX
AMENDMENT, TERMINATION AND MERGERS

9.1   AMENDMENT

        (a)   The Employer shall have the right at any time to amend this Plan subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee or Administrator, may only be made with the Trustee's or Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

        (b)   No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

        (c)   Except as permitted by Regulations (including Regulation 1.411(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits"

which results in a further restriction on such benefit unless such "Section 411(d)(6) protected benefits" are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

9.2   TERMINATION

        (a)   The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Combined Accounts shall become 100% Vested as provided in Section 7.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts, including Forfeitures, shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

        (b)   Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with Section 9.1(c).

9.3   MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

        This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 9.1(c).

ARTICLE X
TOP HEAVY

10.1 TOP HEAVY PLAN REQUIREMENTS

        For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 7.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.4 of the Plan.

10.2 DETERMINATION OF TOP HEAVY STATUS

        (a)   This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the "determination date," (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

        If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the one-year period ending on the "determination date," any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

        (b)   Aggregate Account: A Participant's Aggregate Account as of the "determination date" is the sum of:

          (1)   the Participant's Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the "determination date." However, with respect to Employees not performing services for the Employer during the year ending on the "determination date," the Participant's Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the "determination date" shall not be taken into account for purposes of this Section.

          (2)   an adjustment for any contributions due as of the "determination date." Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the "determination date," except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the "determination date" that are allocated as of a date in that first Plan Year.

          (3)   any Plan distributions made within the Plan Year that includes the "determination date" or, with respect to distributions made for a reason other than separation from service, disability or death, within the five (5) preceding Plan Years. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of distributions made after the Valuation Date and prior to the "determination date," such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date.

          (4)   any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

          (5)   with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant's Aggregate Account balance.

          (6)   with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

          (7)   For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

        (c)   "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

          (1)   Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

          In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

          (2)   Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

          In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

          (3)   Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

          (4)   An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

        (d)   "Determination date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

        (e)   Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

        (f)    "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

          (1)   the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

          (2)   the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

          exceeds sixty percent (60%) of a similar sum determined for all Participants.

ARTICLE XI
MISCELLANEOUS

11.1 PARTICIPANT'S RIGHTS

        This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

11.2 ALIENATION

        (a)   Subject to the exceptions provided below, and as otherwise permitted by the Code and Act, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or the Participant's Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

        (b)   Subsection (a) shall not apply to the extent a Participant or Beneficiary is indebted to the Plan by reason of a loan made pursuant to Section 8.4, as a result of a loan from the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from the Participant's Combined Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against the Vested Participant's Combined Account, the Participant or Beneficiary shall be entitled to a review of the validity of the claim in accordance with procedures provided in Section 2.8.

        (c)   Subsection (a) shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

        (d)   Subsection (a) shall not apply to an offset to a Participant's accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into in accordance with Code Sections 401(a)(13)(C) and (D).

11.3 CONSTRUCTION OF PLAN

        This Plan and Trust shall be construed and enforced according to the Code, the Act and the laws of the State of Missouri, other than its laws respecting choice of law, to the extent not pre-empted by the Act.

11.4 GENDER AND NUMBER

        Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

11.5 LEGAL ACTION

        In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

11.6 PROHIBITION AGAINST DIVERSION OF FUNDS

        (a)   Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.

        (b)   In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

        (c)   Except for Sections 3.5, 3.6, and 4.1(d), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

11.7 EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

        The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

11.8 INSURER'S PROTECTIVE CLAUSE

        Except as otherwise agreed upon in writing between the Employer and the insurer, an insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

11.9 RECEIPT AND RELEASE FOR PAYMENTS

        Any payment to any Participant, the Participant's legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

11.10  ACTION BY THE EMPLOYER

        Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

11.11  NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

        The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee, and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method;" and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

11.12  HEADINGS

        The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

11.13  ELECTRONIC MEDIA

        The Administrator may use telephonic or electronic media to satisfy any notice requirements required by this Plan, to the extent permissible under regulations (or other generally applicable guidance). In addition, a Participant's consent to an immediate distribution may be provided through telephonic or electronic means, to the extent permissible under regulations (or other generally applicable guidance). The Administrator also may use telephonic or electronic media to conduct plan transactions such as enrolling participants, making (and changing) deferral elections, electing (and changing) investment allocations, applying for Plan loans, and other transactions, to the extent permissible under regulations (or other generally applicable guidance).

11.14  PLAN CORRECTION

        The Administrator in conjunction with the Employer may undertake such correction of Plan errors as the Administrator deems necessary, including correction to preserve tax qualification of the Plan under Code Section 401(a) or to correct a fiduciary breach under the Act. Without limiting the Administrator's authority under the prior sentence, the Administrator, as it determines to be reasonable and appropriate, may undertake correction of Plan document, operational, demographic and employer eligibility failures under a method described in the Plan or under the IRS Employee Plans Compliance Resolution System ("EPCRS") or any successor program to EPCRS. The Administrator, as it determines to be reasonable and appropriate, also may undertake or assist the appropriate fiduciary or plan official in undertaking correction of a fiduciary breach, including correction under the DOL Voluntary Fiduciary Correction Program ("VFC") or any successor program to VFC.

11.15  APPROVAL BY INTERNAL REVENUE SERVICE

        Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner's delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

11.16  UNIFORMITY

        All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

11.17  SECURITIES AND EXCHANGE COMMISSION APPROVAL

        The Employer may request an interpretative letter from the Securities and Exchange Commission stating that the transfers of Company Stock contemplated hereunder do not involve transactions requiring a registration of such Company Stock under the Securities Act of 1933. In the event that a favorable interpretative letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to their Effective Dates in order to obtain a favorable interpretative letter or to terminate the Plan.

ARTICLE XII
PARTICIPATING EMPLOYERS

12.1 ADOPTION BY OTHER EMPLOYERS

        Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

12.2 REQUIREMENTS OF PARTICIPATING EMPLOYERS

        (a)   Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

        (b)   The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

        (c)   Any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

12.3 DESIGNATION OF AGENT

        Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

12.4 EMPLOYEE TRANSFERS

        In the event an Employee is transferred between Participating Employers, accumulated service and eligibility shall be carried with the Employee involved. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

12.5 PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES

        Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated only among those Participants of the Employer or Participating Employer making the contribution or by which the forfeiting Participant was employed. However, if the contribution is made, or the forfeiting Participant was employed, by an Affiliated Employer, in which event such contribution or Forfeiture shall be allocated among all Participants of all Participating Employers who are Affiliated Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee may keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Participating Employer shall immediately notify the Trustee thereof.

12.6 AMENDMENT

        Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

12.7 DISCONTINUANCE OF PARTICIPATION

        Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new trustee as shall have been designated by such Participating Employer, in the event that it has established a separate qualified retirement plan for its Employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" as described in Section 9.1(c). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

12.8 ADMINISTRATOR'S AUTHORITY

        The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

        IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.

Janus Capital Group Inc.
By	/s/ Gregory A. Frost
EMPLOYER

 Appendix A

Adopting Affiliated Employers

Janus Capital Group Inc.

Janus Management Holdings Corporation

Janus Holdings LLC

INTECH Investment Management LLC (formerly known as Enhanced Investment Technologies, LLC)

Perkins Investment Management LLC

Janus Capital International Limited

Janus Capital Trust Manager Limited

Janus Capital Asia Limited

Janus Capital Singapore Pte. Limited

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  Exhibit 10.14
TABLE OF CONTENTS
ARTICLE I DEFINITIONS
ARTICLE II ADMINISTRATION
ARTICLE III ELIGIBILITY
ARTICLE IV CONTRIBUTION AND ALLOCATION
ARTICLE V FUNDING AND INVESTMENT POLICY
ARTICLE VI VALUATIONS
ARTICLE VII DETERMINATION AND DISTRIBUTION OF BENEFITS
ARTICLE VIII TRUSTEE
ARTICLE IX AMENDMENT, TERMINATION AND MERGERS
ARTICLE X TOP HEAVY
ARTICLE XI MISCELLANEOUS
ARTICLE XII PARTICIPATING EMPLOYERS
Appendix A Adopting Affiliated Employers